As Filed with the Securities and Exchange Commission on June 17, 2005 Registration No. _________________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                FTS  Group,  Inc.
                 (Name  of  small  business  issuer  in  its  charter)

        Nevada                           2253                  84-1416864
      ---------                       ----------               ----------
(State  or  jurisdiction    (Primary  Standard  Industrial  (I.R.S.  Employer
of  incorporation  or       Classification  Code  Number)   Identification
    Organization)                                                No.)



               7610 West Hillsborough Ave., Tampa, Florida   33615
                            Telephone: (813) 600-3600
   --------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

               7610 West Hillsborough Ave., Tampa, Florida   33615
                            Telephone: (813) 600-3600
-------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                                 Scott Gallagher
                             Chief Executive Officer
                                 FTS Group, Inc.
               7610 West Hillsborough Ave., Tampa, Florida   33615
                            Telephone: (813) 600-3600
   --------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:

                                 Amy M. Trombly
                           1163 Walnut Street, Suite 7
                                Newton, MA 02461
                                 (617) 243-0060

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE






Title of each class                 Proposed              Proposed
 of                                 maximum               maximum          Amount of
securities to be     Amount to be   offering price per    Aggregate        registration fee
registered           registered(1)  security(2)           offering price
-------------------  -------------  --------------------  ---------------  -----------------
Common stock,
par value $.001      47,501,563     $0.09                 $4,275,141       $503.18
per share
-------------------  -------------  --------------------  ---------------  -----------------


(1)  Pursuant  to  Rule  416(a)  of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued  to  prevent  dilution  resulting  from  stock  splits,  stock  dividends  or similar transactions.

(2)  The  price  of $0.09 per share, which was the average of the high and low prices of the
Registrant's  common  stock,  as  reported on the Over-The-Counter Bulletin Board on June 15,
2005  is  set forth solely for purposes of calculating the registration fee pursuant to Rule
457(c)  of  the  Securities  Act  of  1933,  as  amended.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS

                                 FTS GROUP, INC.
                        OFFERING UP TO 47,501,563 SHARES
                                 OF COMMON STOCK

This prospectus relates to the resale of up to 47,501,563 shares of our common stock by selling shareholders. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We may, however, receive proceeds from the exercise of warrants. All costs associated with this registration will be borne by us.

Our common stock is traded on the Over-The-Counter Bulletin Board under the trading symbol "FLIP.OB." On June 15, 2005, the last reported sale price for our common stock on the OTCBB was $0.09 per share.


                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

      Subject to Completion, The date of this prospectus is June 17, 2005.

                                TABLE OF CONTENTS


PROSPECTUS  SUMMARY                                                         1
RISK  FACTORS                                                               1
USE  OF  PROCEEDS                                                           4
DETERMINATION  OF  OFFERING  PRICE                                          5
DILUTION                                                                    5
SELLING  SECURITY  HOLDERS                                                  5
PLAN  OF  DISTRIBUTION                                                      6
LEGAL  PROCEEDINGS                                                          8
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                8
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT       8
DESCRIPTION  OF  SECURITIES                                                 9
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                  9
DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION  FOR  SECURITIES
ACT  LIABILITIES                                                           10
ORGANIZATION  WITHIN  LAST  FIVE  YEARS                                    10
DESCRIPTION  OF  BUSINESS                                                  10
DESCRIPTION  OF  PROPERTY                                                  13
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                         13
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS            13
EXECUTIVE  COMPENSATION                                                    13
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION           14
FINANCIAL  STATEMENTS                                                      17
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING  AND
FINANCIAL  DISCLOSURE                                                      23



                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

                                   The Company

We are engaged in the acquisition and development of a chain of full service retail wireless stores in the Florida Gulf Coast region and the Philadelphia suburban market. Our primary business is the marketing, sale and activation of cellular and satellite handsets, cellular accessories and other related wireless products such as Wi-Fi service and related access equipment for residential or business purposes. We also market and sell products worldwide through our web sites.

                                  The Offering


This prospectus relates to the resale of up to 47,501,563 shares of our common stock by selling shareholders, which obtained our shares of common stock and warrants in private placements. This prospectus covers the resale of our stock by the selling shareholders either in the open market or to other investors through negotiated transactions.

Common  stock  offered                     47,501,563  shares

Use of proceeds                            We will not receive any  proceeds
                                           from the sale by the selling
                                           stockholders of our common
                                           stock.  However,  we  may  receive
                                           proceeds  from  the  exercise  of
                                           warrants.  See  "Use  of Proceeds."

Symbol  for  our  common  stock            Our  common  stock  trades  on
                                           The  OTCBB  Market  under  the
                                           symbol  "FLIP.OB"


                                How to Contact Us

Our business address is 7610 West Hillsborough Ave., Tampa, Florida, 33615. Our telephone number is (813) 600-3600.



            OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE


Shares of common stock outstanding as of June 1, 2005 (1)              54,877,195

Shares of common stock potentially issuable pursuant to warrants       33,621,500

Total                                                                  88,498,695


(1)  Assumes:

- No exercise of outstanding warrants to purchase an aggregate of 1,036,000 shares of our common stock at an exercise price of $1.50 per share.

- No exercise of options outstanding to purchase 598,000 shares of our common stock at exercises prices ranging from $0.81 per share to $2.75 per share.

- No exercise of warrants outstanding to purchase 3,000,000 shares of our common stock at an exercise price of $0.25 per share.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

SPECIAL  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described below and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.


WE HAD A LOSS FOR THE YEAR ENDED DECEMBER 31, 2004 AND EXPECT NET LOSSES TO CONTINUE IN THE NEAR FUTURE. THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.

We had a net loss of $2,328,353 for the year ended December 31, 2004 and a net loss of $873,641 for the year ended December 31, 2003. Our future operations may not be profitable if we are unable to develop and expand our wireless business and our Internet operations. Revenues and profits, if any, will depend upon various factors, including whether we will be able to receive funding to advertise our products or find additional businesses to operate and/or acquire. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

                                     1

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

Our audited financial statements for the fiscal year ended December 31, 2004, reflect a net loss of $2,328,353,a working capital deficit of $472,862 and a stockholders' deficit of $421,811 as of December 31,2004. These conditions raise substantial doubt about our ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital are not developed to meet our working capital needs. If we can not obtain additional funding as needed, our business may fail.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WHICH WOULD REDUCE INVESTORS PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our articles of incorporation authorize the issuance of 150,000,000 shares of common stock. As of March 31, 2005 we have 54,877,195 shares of our common stock issued and outstanding. We are also authorized to issue 150,000 shares of our Series A 10% convertible preferred stock of which no shares are issued or outstanding and 4,850,000 undesignated preferred shares of which no shares are issued or outstanding. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions will have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

WE ONLY RECENTLY ACQUIRED OUR OPERATING UNIT AND HAVE BEEN SELLING WIRELESS COMMUNICATIONS AND NETWORKING PRODUCTS AND SERVICES FOR A SHORT PERIOD OF TIME AND WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS.

We began our retail wireless operations in February 2003 with our acquisition of selected assets of Simply Cellular, Inc. Since we recently began operations in this industry, we may not find commercial acceptance of our products and services. We have no way of predicting whether our marketing efforts will be successful in attracting new customers and acquiring market share. We may not be able to acquire products and technologies that will attract customers without which we cannot operate profitably.

OUR OPERATING RESULTS HAVE FLUCTUATED SIGNIFCANTLY IN THE PAST AND WE BELIEVE THEY WILL FLUCTUATE SIGNIFICANTLY FOR THE FORESEEABLE FUTURE. INVESTORS MAY PREFER STABLE AND PREDICTIBLE OPERATING RESULTS AND MAY SELL OUR STOCK IF OUR OPERATING RESULTS CONTINUE TO FLUCTUATE OR DO NOT MEET THEIR EXPECTATIONS FOR GROWTH. AS A RESULT YOUR INVESTMENT IN OUR STOCK MAY LOSE VALUE.

Our quarterly results of operations have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our operating expenses are based on expected future revenues and are relatively fixed in the short term. If our revenues are lower than expected, our results of operations could be lower than expected. Additionally, we are unable to forecast our future revenues with certainty because our business plan contemplates the acquisition of new enterprises, which may not occur. Many factors can cause our financial results to fluctuate, some of which are outside of our control. Quarter-to-quarter comparisons of our operating results may not be meaningful and you should not rely upon them as an indication of our future performance. In addition, during certain future periods our operating results likely will fall below the expectations of public market analysts and investors. In this event, the market price of our common stock likely would decline.

WE NEED ADDITIONAL CAPITAL TO GROW OUR BUSINESS AND IF WE DO NOT FIND SUCH CAPITAL ON ACCEPTABLE TERMS, WE WILL NOT BE ABLE TO FULLY IMPLEMENT OUR BUSINESS PLAN.

We believe we must grow our operations to generate enough revenue to cover our operating and overhead costs. Therefore, our business plan contemplates the acquisition of new enterprises. The proceeds from our existing financial arrangement may not be sufficient to fully implement our business plan.
Additionally, we may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. Accordingly, we may require additional funds to enable us to operate profitably. Such financing may not be available on terms acceptable to us. We currently have no bank borrowings or credit facilities, and we may not be able to arrange any such debt financing. Additionally, we may not be able to successfully consummate additional offerings of stock or other securities in order to meet our future capital requirements. If we cannot raise additional capital through issuing stock or bank borrowings, we may not be able to sustain or grow our business.

TO  BECOME PROFITABLE  AND  GROW, WE MUST SUCCESSFULLY INTEGRATE NEW BUSINESSES.

                                    2

Our success depends upon our ability to identify and acquire undervalued businesses. Although we have identified certain companies available for potential acquisition that are undervalued and might offer attractive business opportunities, we may not be able to negotiate profitable acquisitions. If we do make business acquisitions, we must continue to implement and improve our operational, financial and management information systems. We must also hire, train and retain additional qualified personnel, continue to expand and upgrade core technologies, and effectively manage our relationships with customers, suppliers, and other third parties. If we expand as anticipated, expansion could place a significant strain on our current services and support operations, sales and administrative personnel, capital resources, and other company resources. If we fail to effectively manage our growth, our expenses may increase which could lower our earnings or prevent us from becoming profitable. Failure to effectively manage our growth could also result in us failing to generate sufficient revenues to become profitable.

WE DEPEND ON MR. SCOTT GALLAGHER, OUR CHIEF EXECUTIVE OFFICER, AND IF HE LEAVES US, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our success in achieving our growth objectives depends upon the efforts of our top management team including the efforts of Mr. Scott Gallagher. The loss of Mr. Gallagher's services would negatively affect our ability to implement our business plan, and, as a result, our financial condition, including our cash position, ability to obtain funding and generate revenues would be harmed. Although we intend to apply for key-man life insurance, we do not currently maintain key life insurance policies for Mr. Gallagher.

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

The market for our common stock is highly volatile. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations. As a result, the market price of our common stock could decrease without regard to our operating performance. In addition, we believe factors such as quarterly fluctuations in our financial results, announcements of technological innovations or new products by our competitors or us, changes in prices of our products and services or our competitors' products and services, changes in our product mix and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. If our stock price fluctuates, you may not be able to sell your shares at a price higher than what you paid.

THE LIMITED TRADING VOLUME OF OUR STOCK MAY DEPRESS THE PRICE OF OUR STOCK OR CAUSE IT TO FLUCTUATE SIGNIFICANTLY.

There has been a limited public market for our common stock and an active trading market for our common stock may not develop. As a result, you may not be able to sell your common stock in short time periods, or possibly at all.

WE MUST COMPLY WITH PENNY STOCK REGULATIONS WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to: Deliver a standardized risk disclosure document prepared by the SEC; Provide the customer with current bid and offers quotations for the penny stock; Explain the compensation of the broker-dealer and its salesperson in the transaction; Provide monthly account statements showing the market value of each penny stock held in the customer's account; Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's consent; and Provide a written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

WE DEPEND ON THIRD PARTY VENDORS AND IF WE ARE NOT ABLE TO SECURE COST-EFFECTIVE PRODUCTS, WE MAY NOT BECOME OR REMAIN PROFITABLE.

Our performance depends on our ability to purchase products in sufficient quantities at competitive prices and on our vendors' ability to make and deliver high quality products in a cost effective, timely manner. Some of our smaller vendors have limited resources, production capacities, and limited operating histories. We have no long-term purchase contracts or other contracts that provide continued supply, pricing or access to new products and any vendor or distributor could discontinue selling to us at any time. We may not be able to acquire the products that we need in sufficient quantities or on terms that are acceptable to us in the future. As a result, we may not become profitable.

WE EARN REVENUES BASED ON AGREEMENTS WITH CELLULAR AND SATELLITE SERVICE PROVIDERS AND, IF THE CONTRACTS ARE CANCELLED, OUR REVENUES MAY DECREASE AND WE MAY NOT BECOME PROFITABLE.
                                     3
We earn revenues by providing cellular and satellite activations for major wireless carriers such as Cingular, Sprint, Nextel, and GlobalStar. These agreements are partly based on geography and we signed contracts to earn revenues from activations in Florida. Our agreements may be cancelled at any time by either party. If any of our agreements are cancelled, we will not earn activations through that carrier which will cause our revenues to decrease. If we do not provide activations for a broad line of carriers, our stores will not be as competitive. As a result, our revenues may decrease and we may not become profitable.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE WITH OTHER COMPANIES WHICH WOULD NEGATIVELY AFFECT OUR EARNINGS AND POSSIBLY CAUSE A DECLINE IN OUR STOCK.

We operate in a highly competitive environment. We principally compete with other independent retailers, privately held chains that offer a broad range of products and carrier owned and operated stores with more name recognition and brand identity than us. We believe that success in the industry is based on maintenance of product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate technological changes and changes in customer preferences. Additionally, we believe competition may become more intense over time due to an increasing percentage of customers that already own the products we sell. If we can not compete in our markets, we will not sell a sufficient number of products to generate enough revenues to become profitable. Additionally, our suppliers, whose products we distribute, or major cellular phone manufacturers, may acquire, startup, and or expand their own distribution systems to sell directly to commercial and retail customers which would cause us to lose revenue which could ultimately cause a decline in the value of our stock.

THE TELECOMMUNICATIONS INDUSRY IS CONSTANTLY EVOLVING AND IF THE INDUSTRY DOES NOT REMAIN AN ATTRACTIVE INVESTMENT OPPORTUNITY FOR US WE MAY HAVE TO SHIFT OUR BUSINESS PLAN WHICH COULD RESULT IN LOWER OR NO EARNINGS AND OUR STOCK PRICE COULD DECLINE.

The technology that our products rely on is constantly changing. The rapid change in technology may lead to the development of wireless telecommunications services or alternative services that consumers prefer over traditional cellular. As a result, we must continue to stay current with new technologies and offer products and services that meet customer demands. It is difficult to predict how our product line will evolve over time and what our profitability margins will be on future products. It is also difficult to predict whether consumers will purchase new products to take advantage of advancements in technology. There is uncertainty as to the extent to which airtime charges and monthly recurring charges may continue to decline. If the technology that our products rely on changes in a way that reduces customer demand for our products or reduces the profitability of our products, we may have to adjust our business plan. If we adjust our business plan, our revenues and earnings may decrease and our stock price may move lower.

WE SELL PRODUCTS THAT RELY ON THIRD PARTY NETWORKS TO OPERATE. IF ANY NETWORK DISRUPTION OCCURS, OUR REVENUES AND EARNINGS MAY DECREASE.

The products we sell rely on the efficient and uninterrupted operation of cellular and satellite networks, which are built and maintained by third parties such as Cingular and Sprint. Any failure of these cellular or satellite systems could cause our products to work poorly or not at all. A failure by these third parties to maintain their cellular and satellite systems could result in lower sales of our products which could reduce our revenues and lower our earnings. Additionally, our customers may not understand that the failure of a cellular or satellite system is due to a third party rather than our products and our reputation could be harmed. If our reputation is harmed, we may have difficulty selling our products. We may have to increase our advertising costs to repair our reputation or educate consumers. As a result, a third party failure may result in us failing to become profitable or, if we become profitable, we may not be able to sustain profitability.

                                 USE OF PROCEEDS

The 47,501,563 shares of common stock covered by this prospectus are to be sold by selling shareholders who will receive all of the proceeds from such sales. We will not receive any proceeds from the sale of our common shares. However, we may receive proceeds from the exercise of warrants. We can not predict when, or if, we will receive proceeds from the exercise of the warrants. It is possible the warrants will expire and will never be exercised. The proceeds from our exercise of warrants, if any, will be used for working capital and general corporate expenses, expansion of our internal operations and potential acquisition costs, although we do not currently have any agreements or arrangements for pending acquisitions.

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

                                      4
                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares from time to time in negotiated transactions, brokers transactions or a combination of such methods at market prices prevailing at the time of the sale or at negotiated prices.

                           SELLING  SECURITY  HOLDERS

Based upon information available to us as of June 1, 2005, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.



<BTB>
Selling  Stockholder                            Number of shares     Number of Shares that may be      Number of Shares
                                               beneficially owned          offered pursuant to        Beneficially Owned
                                               before offering (1)         this prospectus (2)        After Offering (3)

Alexander  Wescott  &  Co.,  Inc.  (4)                     37,500                          56,250                      0
258 Genesee St., Suite 601
Utica, NY 13502

Alpha  Capital,  AG  (5)                                5,000,000                       7,500,000                      0
160 Central Park South, Suite 2701
New York, NY 10019

Diversified  Management  &  Leasing  Co.,  LTD  (6)       250,000                         375,000                      0
7195 State Highway 7
Maryland, NY 12116-2318

Ellis  International  LTD.,  Inc.  (7)                  2,500,000                       3,750,000                      0
c/o  SDC  Capital
20 E. Sunrise Highway
Valley Stream, NY 11581

GSSF  Master  Fund,  LP  (8)                            5,000,000                       7,500,000                      0
100 Crescent Ct., Suite 490
Dallas, TX 75201

Holly  C.  Hansel  (9)                                    250,000                         375,000                      0
7195 State Highway 7
Maryland, NY 12116-2318

Howard  S.  Berl  Trust  (10)                             625,000                         937,500                      0
53 Westshore Rd.
Belvedere, CA 94920

Kent  Hansel  Roth  IRA  (11)                              62,500                          93,750                      0
7195 State Highway 7
Maryland, NY 12116-2318

Longview  Fund,  LP  (12)                               5,000,000                       7,500,000                      0
600 Montgomery St., 44th Floor
San Francisco, CA 94111

Majed  Alrasheed  (13)                                    600,000                         900,000                      0
301165 Olya
Riyadh, Saudi Arabia 11372

Mohawk  Funding  LLC  (14)                                250,000                         375,000                      0
258 Genesee St., Suite 601
Utica, NY 13502

Nite  Capital,  LP  (15)                                2,500,000                       3,750,000                      0
100 E. Cook Ave., Suite 201
Libertyville, IL 60048

The  Nutmeg  Group,  LLC  (16)                          3,125,000                       4,687,500                      0
3346 Commercial Ave.
Northbrook, IL 60062

Platinum  Partners  Value  Arbitrage  Fund,  L.P.  (17) 2,500,000                       3,750,000                      0
152 West 57th St., 54th Floor
New York, NY 10019

Richard  Bach  IRA  (18)                                   37,500                          56,250                      0
1039 Robinson Rd.
Mohawk, NY 13502

Richard  Molinsky  (19)                                   625,000                         937,500                      0
51 Lords Highway East
Weston, CT 06883

Sage  Capital  Investments  Limited  (20)                 625,000                         937,500                      0
PO BOX N4826
Nassau, Bahamas BF

Westor Captial Group, Inc.  (21)                          966,250                         966,250                      0
258 Genesee St., Suite 601
Utica, NY 13502

Mark  Belletierre  (22)                                   241,563                         241,563                      0
258 Genesee St., Suite 601
Utica, NY 13502

Iroquois  Master  Fund, Ltd  (23)                       1,250,000                       1,875,000                      0
641  Lexington  Ave.
New  York,  NY  10022

Omicron(24)                                               625,000                         937,500                      0
650  Fifth  Ave.  24th  Fl.
New  York,  NY  10019

Dutchess  Private  Equities  Fund,  II,  LP  (25)         750,000                         750,000                      0
312  Stuart  St.,  Third  Floor
Boston,  MA  02116

(1)  Includes  15,431,250  shares  that  can  be obtained on exercise of Class A Warrants  and  1,207,813 shares that can be obtained pursuant to other warrants.

(2)  Includes  15,431,250  shares  that  can  be obtained on exercise of Class B Warrants and 1,207,813 shares that can be obtained pursuant to other warrants.

(3)  Assumes  all  shares  are  sold  pursuant  to  this  Prospectus.

(4) Richard Bach has voting and dispositive powers over the shares owned by Alexander Wescott & Co., Inc. The number of shares that may be offered pursuant to this prospectus includes 18,750 shares of common stock and 37,500 shares issuable upon exercise of Warrants.

(5) Konrad Ackerman has voting and dispositive powers over the shares owned by Alpha Capital, AG. The number of shares that may be offered pursuant to this prospectus includes 2,500,000 shares of common stock and 5,000,000 shares issuable upon exercise of Warrants.

(6) Kent Hansel has voting and dispositive powers over the shares owned by Diversified Management & Leasing Co., LTD. The number of shares that may be offered pursuant to this prospectus includes 125,000 shares of common stock and 250,000 shares issuable upon exercise of Warrants.

(7) Wilhelm Ungar has voting and dispositive powers over the shares owned by Ellis International LTD., Inc. The number of shares that may be offered pursuant to this prospectus includes 1,250,000 shares of common stock and 2,500,000 shares issuable upon exercise of Warrants.

(8) E.B. Lyon IV has voting and dispositive powers over the shares owned by GSSF Master Fund, LP. The number of shares that may be offered pursuant to this prospectus includes 2,500,000 shares of common stock and 5,000,000 shares issuable upon exercise of Warrants.

(9) Holly C. Hansel has voting and dispositive powers over the shares owned by Holly C. Hansel. The number of shares that may be offered pursuant to this prospectus includes 125,000 shares of common stock and 250,000 shares issuable upon exercise of Warrants.

(10) Howard S. Berl has voting and dispositive powers over the shares owned by Howard S. Berl Trust. The number of shares that may be offered pursuant to this prospectus includes 312,500 shares of common stock and 625,000 shares issuable upon exercise of Warrants.

(11) Kent Hansel has voting and dispositive powers over the shares owned by Kent Hansel Roth IRA. The number of shares that may be offered pursuant to this prospectus includes 31,250 shares of common stock and 62,500 shares issuable upon exercise of Warrants.

(12) Peter T. Benz has voting and dispositive powers over the shares owned by Longview Fund, LP. The number of shares that may be offered pursuant to this prospectus includes 2,500,000 shares of common stock and 5,000,000 shares issuable upon exercise of Warrants.

(13) The number of shares that may be offered pursuant to this prospectus includes 300,000 shares of common stock and 600,000 shares issuable upon exercise of Warrants.

(14) Richard Bach has voting and dispositive powers over the shares owned by Mohawk Funding LLC. The number of shares that may be offered pursuant to this prospectus includes 125,000 shares of common stock and 250,000 shares issuable upon exercise of Warrants.

(15) Keith Goodman has voting and dispositive powers over the shares owned by Nite Capital, LP. The number of shares that may be offered pursuant to this prospectus includes 1,250,000 shares of common stock and 2,500,000 shares issuable upon exercise of Warrants.

(16) Randall S. Goulding has voting and dispositive powers over the shares owned by The Nutmeg Group, LLC. The number of shares that may be offered pursuant to this prospectus includes 1,562,500 shares of common stock and 3,125,000 shares issuable upon exercise of Warrants.

(17) Mark Norducht has voting and dispositive powers over the shares owned by Platinum Partners Value Arbitrage Fund, L.P. The number of shares that may be offered pursuant to this prospectus includes 1,250,000 shares of common stock and 2,500,000 shares issuable upon exercise of Warrants.

(18) Richard Bach has voting and dispositive powers over the shares owned by Richard Bach IRA. The number of shares that may be offered pursuant to this prospectus includes 18,750 shares of common stock and 37,500 shares issuable upon exercise of Warrants.

(19) The number of shares that may be offered pursuant to this prospectus includes 312,500 shares of common stock and 625,000 shares issuable upon exercise of Warrants.

(20) Mark Nielsen has voting and dispositive powers over the shares owned by Sage Capital Investments Limited. Mr. Nielsen disclaims beneficial ownership of the securities held by Sage Capital Investments Limited. The number of shares that may be offered pursuant to this prospectus includes 312,500 shares of common stock and 625,000 shares issuable upon exercise of Warrants.

(21) The number of shares that may be offered pursuant to this prospectus consists of 966,250 shares issuable upon exercise of Warrants.

(22) The number of shares that may be offered pursuant to this prospectus consists of 241,563 shares issuable upon exercise of Warrants.

(23) Josh Silverman has voting and dispositive powers over the shares owned by Iroquois Master Fund. The number of shares that may be offered pursuant to this prospectus includes 625,000 shares of common stock and 1,250,000 shares issuable upon exercise of Warrants.

(24) Bruce Berstein has voting and dispositive powers over the shares owned by Omicron. The number of shares that may be offered pursuant to this prospectus includes 312,500 shares of common stock and 625,000 shares issuable upon exercise of Warrants.

(25) Douglas Leighton has voting and dispositive powers over the shares owned by Dutchess Private Equities Fund, II, LP.

                                         5
                              PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

   - in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or
   - in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market; or
   - at  prices  related  to  such  prevailing  market  prices,  or
   - in  negotiated  transactions,  or
   - in  a  combination  of  such  methods  of  sale;  or
   - any  other  method  permitted  by  law.
                                      6
The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Dutchess and any broker-dealers who act in connection with the sale of its shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

-    engage  in any stabilization activity in connection with any of the shares;
-    bid  for or purchase any of the shares or any rights to acquire the shares,
- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.
                                      7
                                LEGAL PROCEEDINGS

We are not aware of any legal matters that could have a material impact on our business.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals presently serve as officers and directors of the Company.



<BTB>
Name                     Age            Position
---------------------     -----         -----------
Scott  Gallagher           38           Chairman  of  the  Board  of  Directors,
                                        Chief  Executive  Officer  and  President

Linda  Ehlen               55           Director, Chief Financial Officer

David  R.  Rasmussen       38           Director

All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

SCOTT GALLAGHER. Mr. Gallagher has served on our board of directors since January 11, 2002. Mr. Gallagher serves as the Chief Executive Officer and a director of our wholly owned subsidiary FTS Wireless, Inc. Since 1998, Mr. Gallagher has served as the president of About-Face Communications, LLC, a privately held business consulting firm located in Yardley, Pennsylvania. Prior to founding About-Face Communications, LLC, Mr. Gallagher was the chief investment officer and a general partner with the Avalon Investment Fund, a private hedge fund based in New York City and Philadelphia. Prior to co-founding Avalon Investment Fund, Mr. Gallagher was a manager and founder of the Langhorne, Pennsylvania office for Scottsdale Securities, Inc., a national brokerage firm based in St. Louis, Missouri. Mr. Gallagher previously held S.E.C. licenses series 7, 63 and 24 all of which were retired in good standing.

LINDA EHLEN. Ms. CFO Ehlen has served on our board of directors since February 7, 2004. Since 1995, Ms. Ehlen has served as the Chief Financial Officer of Casa Comieda, Inc., a company in the restaurant business. From 1981 to 1995, Ms. Ehlen was a principal and controller for Livingston Oil Corp. Ms. Ehlen earned her Bachelor's Degree in Accounting from Monmouth University, Rutgers School of Government and Accounting.

DAVID R. RASMUSSEN. Mr. Rasmussen has served on our board of directors since February 10, 2002. Mr. Rasmussen received a Bachelor's degree in Computer Technology from Rockhurst University in Kansas City Missouri. He has been in the Information Technology, or IT, field since 1992. From 1997 through 2000, Mr. Rasumussen worked as a program analyst for National Association of Insurance Commissions. Since 2000, Mr. Rasmussen has served as a Project leader for ERC, Inc., a subsidiary of General Electric. In his current position he is charged with providing IT solutions that enable business to drive core processes and grow profitable relationships.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of June 1, 2005 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2004 fiscal year and (iv) all of our directors and current executive officers as a group:

The shareholders listed below have sole voting and investment power. The address of each of the beneficial owners is 7610 West Hillsborough Ave. Tampa, Fl. 33615, unless otherwise indicated.



<BTB>
Name                                   Shares                 Voting  Securities
(1)
---------------------------------      ----------             -----------------

Scott  Gallagher                        6,631,451                 12.1%

Linda  Ehlen                              729,916                  1.3%

David  R.  Rasmussen                      125,000                   *

All  Officers  and  Directors
as  a  Group  (3  persons)              7,486,367                 13.6%

LeRoy  Landhuis(2)                      6,793,471                 12.4%
212  N.  Wahsatch  Avenue,
Suite  301
Colorado  Springs,  CO  80903
-----------------------------


 * Represents less than one percent of the Company's shares outstanding.

(1) Based on 54,877,195 shares of our common stock outstanding as of March 31, 2005.

(2) Includes warrants for 1,036,000 shares of common stock with an exercise price of $1.50 per share and expiring on April 19, 2010.

                                     8
                            DESCRIPTION OF SECURITIES
Authorized  Capital

Our total number of our authorized shares of common stock is 150,000,000 with a par value of $.001 per share. Additionally, we are authorized to issue 5,000,000 shares of Preferred Stock. Of this 5,000,000, we have authorized up to 150,000 shares of our 10% Convertible preferred stock, Series A, $0.01 par value. As of May 23, 2005, we had no Series A shares issued and outstanding and 4,850,000 undesignated shares of preferred stock, par value $.01 per share, of which no shares are issued or outstanding.

Common  Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board of Directors in its discretion from funds legally available therefore, subject to the rights of Preferred stockholders. Please refer to our discussion below under "Preferred Stock." In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to the rights of Preferred Stockholders. Please refer to our discussion below under "Preferred Stock."

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Noncumulative  Voting

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights.

Preferred  Stock

Our Articles of Incorporation, as amended, vest our Board of Directors with authority to divide our preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation in respect to, among other things, (i) the number of shares to constitute such series and the distinctive designations thereof; (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
(iii) whether preferred stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the liquidation preferences payable on Preferred stock in the event of involuntary or voluntary liquidation;
(v) sinking fund or other provisions, if any, for redemption or purchase of preferred Stock; (vi) the terms and conditions by which preferred stock may be converted, if the preferred stock of any series are issued with the privilege of conversion; and (vii) voting rights, if any.

As of January 19, 2004, a total of 150,000 shares were designated Series A Preferred Stock, however, none are outstanding. All Series A shares have an issue price and preference on liquidation equal to $1.00 per share. The Series A Preferred Shares accrue dividends at the rate of 10% per annum during the first two years following issuance, which dividend is payable in cash and is cumulative. During the third through fifth year in which the Series A Preferred Shares are outstanding, the holders are entitled to 3.75% of our net profits, Also payable in cash. We may redeem this preferred stock at any time following notice to the holder for an amount equal to the issue price, plus any accrued but unpaid dividends.

The Series A Preferred Shares are convertible into shares of our common stock at the option of the holder on a one for one basis at any time up to the fifth anniversary of the issuance. On the fifth anniversary, the Series A Preferred Shares automatically convert into shares of our common stock. The conversion rate is subject to adjustment in certain events, including stock splits and dividends. Holders of our preferred stock are entitled to one vote for each share held of record. Holders of the preferred stock vote with holders of the common stock as one class.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of FTS Group. Nor does any such expert or counsel have any contingent based agreement with us or any other interest in or connection to us.
                                       9
     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our Articles of Incorporation, as amended, provide that the Board of Directors has the power to:

- indemnify our directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada;

 - authorize payment of expenses incurred in defending a civil or criminal action; and

- purchase and maintain insurance on behalf of any director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, a amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

HISTORY

We organized as Full Tilt Sports, Inc. in 1997 as a Colorado corporation to develop and market a line of young men's casual apparel. We own several U.S. trademarks relating to that business. Effective August 23, 2000, we changed our name to FTS Apparel, Inc. Our attempts to build a profitable apparel business were unsuccessful and the prior management team was unable to raise the required funds to continue in the apparel business. As a result, we exited the apparel business. In January 2002, we experienced a change in management. Effective January 11, 2002, Scott Gallagher became our new Chairman and Chief Executive
Officer and we appointed three new directors. The new Chairman agreed to purchase 1,861,618 shares of our common stock owned by two of the former officers and directors and other shareholders. The new management team initially developed a strategic plan to acquire and develop cash flow positive businesses. After an analysis of the market, management determined to primarily focus on building a chain of retail wireless locations that sell cellular and satellite handsets and activations. FTS Wireless Inc., a wholly owned subsidiary, was organized as a Florida corporation in February 2003 to become a full service wireless company operating a chain of retail wireless locations. On January 26, 2004, we changed our name to FTS Group, Inc. to reflect the change in our operations. Additionally, on that date, we changed our state of incorporation from Colorado to Nevada.

BUSINESS

We develop, invest in and acquire cash-flow positive businesses and viable business projects, primarily in the wireless industry. Through our wholly-owned subsidiary FTS Wireless, Inc., we are engaged in a targeted, strategic development strategy to consolidate the highly fragmented cellular phone and services industry. We currently operate seven retail wireless locations in the Florida market. Over the past twenty-four months we have grown our business by acquiring existing retail locations as well as developing new retail locations.

We operate our business as a "Bricks and Clicks" model. On the "Bricks" side of our business we operate a chain of seven retail wireless locations in the Gulf Coast market of Florida. We distribute wireless products and services from three of the nation's largest wireless carriers, Cingular Wireless, Sprint PCS and Nextel, in the Gulf Coast market of Florida and selected markets around the country.

On the "Clicks" side of our business model we own and operate three Internet based e-commerce wireless businesses; www.SatPhoneCenter.com, www.CellularDeals.com and www.CellChannel.com. We drive traffic to these businesses by offering in store specials and discounts in our retail stores as well as traditional online advertising. SatPhoneCenter.com is focused on renting and selling Global Star satellite wireless products and services to retail and business customers. CellularDeals.com primarily markets and distributes wireless accessories and products globally over the Internet. CellChannel.com markets and sells wireless content such as custom MP3 ring tones, wallpaper and games primarily to retail and Internet customers.

We constantly re-evaluate our product portfolio to stay current with industry trends and meet the needs of our customers. We also continuously evaluate how new technologies such as Wi-Fi and Voice over Internet, or VoIP, will affect our business. We believe these new communication technologies will provide us and distributors like us with new opportunities as the technologies become more widely adopted and next generation products and services are developed and increase in demand.

THE  MARKET  FOR  OUR  PRODUCTS  AND  SERVICES
                                       10
According to a semi-annual industry survey released in March 2005 by the Cellular Telecommunications & Internet Association, wireless subscribership grew by 21.7 percent during 2004. Wireless subscribers now exceed 180 million in the United States, representing a penetration rate of more than 60 percent. The survey also found wireless users in the United States for the first time used more than one trillion wireless minutes during 2004, while the average local monthly bill grew by only 1.5 percent to $50.64. Capital investment in network expansion and upgrades reached nearly $28 billion, according to the survey. The total number of cell sites at the end of the year was 175,725.

We believe the increase in wireless subscribers validates our business model and represents a significant opportunity for us to gain market share and increase our retail and Internet distribution channels within the markets in which we operate. We have made a concerted effort to target our marketing and product mix towards certain niche sectors of the Industry. One niche sector of the wireless Industry we have targeted and experienced success with is the Hispanic market. Our primary operating market, Tampa, Florida, was recently ranked as having the second highest Hispanic buying power in the nation, more than $5 billion a year. We feel that as new products and services are developed targeting this and other niche markets, penetration rates will continue to increase, resulting in new opportunities for us to grow. We believe that as Third Generation, or 3G, wireless networks contribute to an increase in coverage, subscribership rates will increase by enabling wireless carriers to expand wireless data and entertainment product offerings such as streaming video and enhanced data services.


STRATEGIC  PARTNERS  AND  CONTRACTS

POST-PAID

We activate wireless services through agreements with companies known as "Master Agents." A Master Agent has the ability to pay us a higher per activation commission than we could receive if we dealt directly with the major wireless carriers. Their commission tier is based on the consolidated monthly activations of all of their dealers. These companies pay us a commission for each new cellular customer who signs a one or two year cellular contract with the carrier. However, if that customer deactivates their cellular service within the 180-day period after signing the contract, the commission paid to us is charged back to our account and not paid. We have set up a reserve for possible activation charge-backs.

For Cingular Wireless we have an agreement in place with Philadelphia-based Master Agent Digital Communications Warehouse to market and sell Cingular products and services in approximately 19 markets around the country. For Sprint PCS we have an agreement in place with New York-based Master Agent Malsha Products, Inc. to market and sell Sprint PCS products and services anywhere in the United States. For Nextel, we have an agreement in place with Florida-based American Connections of Florida, Inc. to market and sell Nextel products in the Gulf Coast market of Florida.

We activate and rent satellite phones through an agreement with GlobalStar. GlobalStar is one of the largest satellite communications providers in the world. We also offer retail customers Wi-Fi Internet access through an agreement with Air Rover Wi-Fi whereby Air Rover supplies us with the hardware, billing and support services in exchange for a revenue sharing arrangement.


PRE-PAID

We have marketing and distribution rights from a number of national pre-paid wireless carriers known as Mobile Virtual Network Operators, or MVNOs. MVNOs resell airtime from the national carriers. We function as a Master Agent for an MVNO called Air Voice Wireless which resells prepaid airtime over the AT&T wireless network. We also resell products and services from a number of other MVNOs such as Virgin Mobile, STI-Mobile and Boost Mobile through agreements with our master agents. We are generally able to market and sell products and services from the MVNO in any market the MVNO operates. We derive revenue from the sale of wireless handsets and the sale of prepaid wireless airtime.

COMPETITION

We operate in a highly competitive environment. We principally compete with other independent retailers, privately held chains that offer a broad range of products, and carrier owned and operated stores with more name recognition and brand identity than us. We believe that success in the industry is based on maintenance of product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate technological changes and changes in customer preferences.

CARRIERS  CORPORATE  OWNED  STORES

We  compete  against  stores  owned  by  service  carriers  including:

-     Sprint  PCS;
-     Cingular;
-     T-Mobile;
-     Nextel;  and
-     Verizon  Wireless.
                                     11
The carrier-owned corporate stores generally sell only their own wireless products and services. We believe our product offerings are superior to corporate stores because we offer customers service from multiple carriers and provide the best solution for each customer's individual needs. In addition, we offer wireless content, accessories, Wi-Fi access, Satellite phones and service.

LARGE  NATIONAL  RETAILERS

We  compete  against  large  national  retailers  including:

-     Radio  Shack;
-     Best  Buy;
-     Staples;  and
-     Office  Depot.

These retailers promote wireless-boxed products with limited customer support. We believe we offer a higher level of customer service and product knowledge to our customers as compared to large national retailers. We also believe our customer service is superior because we focus only on wireless products and services, which are only a part of the business of the above-mentioned retailers. However, due to scale of purchasing power, number of locations and advertising budgets, large national retailers can sometimes offer discounts superior to ours.

LOCAL  WIRELESS  RETAILERS

We compete with a variety of smaller independent retailers. Our main competitors are:

- Beepers N Phones, which operates approximately 50 stores in the state of Florida and promotes several brands of wireless products.

- Choice Cellular, which operates approximately 15 stores in the state of Florida and promotes several brands of wireless products and services.

- GCS Wireless which operates approximately 10 stores in Florida and primarily promotes products and services from only one wireless carrier.

We also compete with a variety of smaller, independent retailers operating less than three stores. We compete against these retailers by offering a broad product range and superior customer service.


MARKETING

We depend on advertising and marketing to attract new customers. We currently advertise in local print publications, including daily newspapers and weekly publications, advertise on the Internet and in flyers. Additionally, we run in store product related promotions including a referral program geared at generating new business through our existing customer base. We currently spend between $3,000 and $5,000 per month on advertising depending on the placement of our ads. During times of increased advertising, we spend approximately $5,000 to $7,500 or more per month on new product roll-outs and marketing campaigns including print, Internet and television media advertising. We believe our advertising campaigns have increased foot traffic in our stores and increased our overall name recognition.

INVESTMENTS

In March 2003, we acquired 30,000 shares of preferred stock in Vidyah, Inc., a private technology company, for $15,000 in cash. Holders of the Vidyah preferred stock have the same voting rights as holders of the common stock. The preferred stock has liquidation rights and is convertible, at the holder's option, into an equivalent number of shares of common stock, subject to certain adjustments. Vidyah provides comprehensive technology learning solutions, certification programs, and customized learning for a variety of Fortune 1000 companies, including, Disney, Sony, Microsoft, IBM, Cisco Systems, Harvard University, etc. We purchased an interest in Vidya.com because we believe Vidyah represents an attractive investment that will increase in value over time.

SEASONALITY

The wireless industry typically generates a higher number of subscriber additions and handset sales in the fourth quarter of each year, as compared to the remaining quarters. This is due to the use of retail distribution, which is dependent on the holiday shopping season; timing of new products and service introductions; and aggressive marketing and sales promotions. To date, we have not experienced any seasonality in our sales, although we may in the future as we expand our retail operations.

EMPLOYEES

As of December 31, 2004, we had twelve full time employees. Two of our employees are at the corporate level, our Chairman and Chief Executive Officer, Scott Gallagher and Linda Ehlen, our Chief Financial Officer. In connection with our cellular phones and accessories business, we employ nine full time individuals and one part time individual to run our Florida stores.

We expect to hire additional employees over the next twelve months as our business grows. From time-to-time, we engage the services of outside consultants to assist in our business, including attorneys, accountants, and marketing and advertising personnel. We may engage the services of additional individuals in the future as our business needs dictate and our financial resources permit.

                                         12

                             DESCRIPTION OF PROPERTY

We currently have seven leases for our retail stores and our corporate facilities in Tampa, Florida. Our retail stores are located in the counties of Hillsborough and Pinellas, generally within 30 miles of Tampa, Florida. The retail stores vary in size from 500 to 2,000 square feet. Our principal office is located in approximately 1,500 square feet of the leased facilities in Tampa, Florida. The minimum aggregate monthly rental commitment for the retail stores is $9,429. The terms of the leases vary from month to month to three years with a three-year option.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During June 2004, we entered into a note agreement with our Chief Financial Officer, Linda Ehlen. Ms. Ehlen extended a loan to us in the amount of $61,200 bearing an interest amount of 8% per annum and a face amount premium of 20%. Ms. Ehlen was issued 307,000 shares of restricted stock relating to the loan agreement. In September 2004, our Chief Executive Officer, Scott Gallagher, entered into a note agreement. Mr. Gallagher extended us loans in the amount of $133,800. One note bears an interest rate of 8% per annum and a face amount premium of 20%. Mr. Gallagher was issued 625,000 restricted shares relating to the $125,000 loan agreement.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has traded over the counter and has been quoted in the OTC Bulletin Board since March 18, 1999. Our stock currently trades under the symbol "FLIP."

The following table sets forth the range of high and low bid quotations as reported by the National Association of Securities Dealers for the common stock of the Company for the last two fiscal years. Quotations represent prices between dealers, do not include retail markups, markdowns or commissions and do not necessarily represent prices at which actual transactions were effected.

Year  Ended                  High            Low
------------------         ------          -----
2003
----
March  31                   $.26           $.09
June  30                    $.28           $.16
September  30               $.68           $.23
December  31                $.25           $.15

2004
----
March  31                   $.40           $.15
June  30                    $.27           $.15
September  30               $.17           $.09
December  31                $.18           $.09

2005
----
March  31                   $.23           $.10
June 30*                    $.11           $.08

*  Through  June  15,  2005.

Number  of  Stockholders

We had approximately 167 record holders of our common stock as of June 1, 2005.

Dividends

Holders of our common stock are entitled to receive such dividends as may be declared by the Board of Directors. In July 2004, the Board of Directors approved a 10% warrant dividend to stockholders of record on August 28,2004. The warrant allows stockholders of record to purchase one new share of common stock at $0.25 for each ten common shares owned. The warrant expires in three years. No cash dividends on the common stock have been paid or declared by the Board to date. We do not anticipate any cash dividends being paid out in the near future.

                             EXECUTIVE COMPENSATION

The following table presents a summary of the compensation paid to our Chief Executive Officer during the last three fiscal years. No other executive officer received compensation in excess of $100,000 during 2004. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs or any other compensation paid to the executive officers.
                                        13



                           Summary  Compensation  Table
                                                                 Long-term
                                   Annual  Compensation          Compensation
                                ---------------------------   ------------------
                                                Other  Annual     Securities
Name and Position                Year  Salary   Compensation  Underlying Options
-------------------------------  ----  ------   ------------  ------------------
Scott  Gallagher                 2004  $100,000(3)  $25,000
                                 2003  $100,000(2)  $25,000
                                 2002  $201,000(1)  $25,000
 Chairman  of  the  Board  and
 Chief  Executive  Officer

(1)In 2002, we did not pay Mr. Gallagher in cash. Instead, we paid him 1,200,000 shares of stock valued at $120,000 pursuant to his employment contract. In addition we paid him 1,145,833 shares that were converted into $75,000 and applied to his salary and 75,000 shares as board compensation valued at $6,000. At the end of the year, Mr. Gallagher had $45,000 in unpaid accrued salary and bonuses. In 2003, the accrued amounts were converted into common shares at the prevailing market rate. Mr. Gallaghers contract includes an annual bonus of at least $25,000

(2)In 2003, Mr. Gallagher was issued 1,000,000 common shares in lieu of cash. Mr. Gallaghers' contract includes an annual bonus of at least $25,000

(3)In 2004, Mr. Gallagher was issued 625,000 restricted common shares in lieu of cash. Mr. Gallaghers' annual bonus for 2004 was $25,000

Compensation  Agreements

We  do  not  currently  have   employment  agreements  with any of our executive
officers.

Directors  Compensation

We compensate our directors at a quarterly rate of $2,000 payable in stock or cash at our discretion. Additionally, each director is entitled to be reimbursed for reasonable and necessary expenses incurred on our behalf.

Stock  Option  Plan

We have adopted a Non-Qualified Stock Option and Stock Grant Plan for the benefit of key personnel and others providing significant services to us. An aggregate of 2,500,000 shares of our common stock have been reserved for issuance under the Plan, as amended.

The Plan is administered by our Board of Directors, which selects recipients of any stock options or grants, the number of shares and the terms and conditions of any options or grants to key persons defined in the Plan. In determining the value of services rendered to us for purposes of awards under the Plan, the Board considers, among other things, such person's employment position and relationship with us, his duties and responsibilities, ability, productivity, length of service or association, morale, interest in our company, recommendation by supervisors and the value of comparable services rendered by others in the community. All options granted pursuant to the Plan are exercisable at a price not less than the fair market value of the shares of common stock on the date of grant.

We have not granted any options from 2001 to the present. We have options outstanding to purchase a total of 598,000 shares of our common stock at exercise prices ranging from $.81 per share to $2.75 per share.

Compensation  Committee  Interlocks  and  Insider  Participation

None of our directors or executive officer serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Introduction

The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our audited financial statements and the notes thereto.

                                      14

OVERVIEW

Historically and through the year ended December 31, 2001, we operated exclusively in the apparel industry. In January 2002, we experienced a management change after the prior management team was unable to raise the required funds to continue in the apparel business. Our business now focuses on developing and acquiring cash-flow positive businesses and viable business projects, primarily those in the wireless and technology industries. As of March 15, 2005, we operated a total of seven retail locations. Due to continuing losses from operations, the independent registered public accountant that audited our financial statements for the year ended December 31, 2004 assessed that there was substantial doubt about our ability to continue as a going concern.

RESULTS  OF  OPERATIONS  FOR  THE  YEAR  ENDED  DECEMBER  31,  2004

Sales revenues for the year ended December 31, 2004 increased $603,627, or 556%, to $712,282, as compared to $108,655 for the year ended December 31, 2003. The increase in sales revenues was primarily related to acquisition of new stores and opening of new retail outlets.

Cost of Goods Sold for the year ended December 31, 2004, increased $431,602 to $521,660, as compared to $90,058 for the year ended December 31,2003. The increase in Cost of Goods Sold is primarily related to the overall growth of our business and increased buying levels of wireless handsets, airtime, devices, and accessories. Though revenue for 2004 rose 556%, Cost of Goods Sold rose only 479%. We were able to control Cost of Goods Sold increases due to economies of scale related to enhanced purchasing power.

Selling, General and Administrative expense for the year ended December 31, 2004 increased $1,347,720 to $2,191,837 as compared to $844,117 for the year December 31, 2003. The increase in Selling, General and Administrative expense was due to a number of factors including, higher store operating costs associated with the increase in the number of stores, increase in consulting fees to support the expansion of our operations through the end of 2004, and increased costs associated with acquisitions of new locations and costs incurred in obtaining additional financing and market support.

Interest expense increased to $212,638 for the year ended December 31, 2004 from $48,121 for the year ended December 31, 2003. The increase was due mainly to the accrual of interest on the convertible debt and promissory notes as part of the capital raised during the year ended December 31, 2004.

During the year ended December 31, 2004 we took a charge of $107,000 related to write down of certain long-lived assets relating to the acquisition of new retail locations.

We had a net loss of $2,328,353 for the fiscal year ended December 31, 2004, as compared to net loss of $873,641 for the fiscal year ended December 31, 2003. The increase in net loss was primarily due to an increase in consulting fees, financing-related expenses, new store openings and increased operating expenses.

As  of  December  31,  2004,  we  had  an  accumulated  deficit  of  $8,308,526.

RESULTS  OF  OPERATIONS  FOR  THE  QUARTER  ENDED  MARCH  31,  2005

Sales revenue for the three months ended March 31, 2005 increased $122,635, or 68%, to $303,970, as compared to $181,335 for the period ended March 31, 2004. The increase in sales revenue was primarily related to the acquisition and development of new retail outlets and an increased focus on post pay wireless activations.

Even with a 68% increase in revenue, Cost of Goods Sold for the period ended March 31, 2005, decreased by $7,616 to $135,518, as compared to $143,134 for the period ended March 31, 2004. The decrease in Cost of Goods Sold is primarily due to economies of scale related to wireless handset purchasing.

Gross profits increased by $130,251 from $38,201 in 2004 to $168,452 in 2005 and as a percentage of sales increased from 21% to 55%. The increase in gross profit margins are directly attributed to the successful launch of our new wireless superstore in February. The location restructuring completed by management over the past six months resulting in the closure of three under performing locations and improved operational execution resulting in three consecutive months of increases in the sale and activation of new wireless handsets.

Selling, General and Administrative expenses for the period ended March 31, 2005, decreased $152,579 to $755,327, as compared to $907,906 for the period ended March 31, 2004. The decrease in Selling, General and Administrative expense was due to a number of factors including, a decrease in consulting fee's, professional fees and investor relations fees. We anticipate further reductions in the areas mentioned above throughout 2005.
Our net loss decreased by $98,718 to $770,987 on revenue of $303,970 for the period ended March 31, 2005, as compared to a net loss of $869,705 on revenue of $181,335 for the period ended March 31, 2004. The decrease was primarily related to reduced professional fees and stock compensation expenses incurred during the period. The decrease in net loss is also attributable to the increase in revenue and related gross profit.
                                     15
INTEREST  EXPENSE

Interest expense increased to $184,111 for the period ended March 31, 2005, as compared to $0 for the period ended March 31, 2004. The increase was due mainly to financing costs incurred on promissory notes.


LIQUIDITY  AND  CAPITAL  RESOURCES

Our requirements for capital are to fund (i) sales growth, (ii) financing for possible acquisitions and, (iii) capital expenditures mainly related to store build-outs and IT system upgrades. Our primary source of financing during the three months ended March 31, 2005 included cash received from the issuance of common stock and cash flows from operations.

As of March 31, 2005, total current assets were $293,961, which consisted of $211,819 of accounts receivable, $54,134 of inventory, $27,272 of prepaid expenses and cash of $736.

As of March 31, 2005, total current liabilities were $269,064, which consisted of $228,040 of accounts payable and accrued expenses, promissory notes of $35,907 and notes payable of $5,117.

We believe that our continued existence depends on our ability to make our wireless operations profitable and our ability to raise additional capital. Accordingly, the notes to our unaudited, interim financial statements express substantial doubt about our ability to continue as a going concern.

FINANCING  ACTIVITIES

We will require additional capital to support strategic acquisitions and our current expansion plans. We currently have an equity line of credit with Dutchess Private Equities Fund. This facility provides us with access to a maximum of $6 million in financing subject to certain terms and conditions. Additionally, we raise funds through private placements of our equity that may involve dilution to our existing shareholders.

In 2004, we borrowed approximately $98,250 from several private investors at an annual interest rate of 8%. One note in the aggregate amount of $84,000 carried a 20% premium to the face value, which has been charge to interest expense in 2004, and is due in June and September of 2005. As of March 31,2005 all notes have been paid in full.

We signed a short-term note payable to Dutchess Equities Fund, II L.P. in the amount of $240,000 which was due December 27, 2004. The loan bears interest at a rate of 12% per annum, it includes a 20% premium and it includes a 10% penalty for failure to pay by the due date. The premium in the amount of $40,000 has been charged to the interest expense for 2004 The loan was not paid back timely; hence, the penalty was assessed. The entire balance including principal plus penalty was repaid in 2005.

The note contained a stipulation that we would deliver 250,000 shares of common stock to Dutchess as inducement for entering into the financing. The shares related to this loan were issued in 2005. The fair value of these shares was $25,000 and the amount has been charged to interest expense during 2004.

During the year ended December 31, 2004, we borrowed, under several short term loan agreements, $434,700 from Dutchess Private Equities Fund bearing an interest rate of 12%.

During February 2003, we completed an additional debenture offering. Pursuant to a subscription agreement with Dutchess, we received $212,500 from the sale of 6% secured convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into our common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. We agreed to register the shares underlying the debentures on a Form SB-2 Registration Statement. As of December 31, 2004 and 2003 the amount of debenture outstanding was $100,493 and $450,586, respectively. During 2004, Dutchess converted $350,093 worth of debentures into approximately 3,570,030 shares of stock.

Our currently anticipated levels of revenues and cash flow are subject to many uncertainties. Until we generate cash flow from operations that will be sufficient to satisfy our cash requirements, we will continue to seek alternative means for financing our operations and capital expenditures and/or postpone or eliminate certain investments or expenditures. Potential alternative means for financing may include accessing our Equity Line of Credit with Dutchess Private Equities Fund or obtaining additional debt or equity financing. When needed, additional financing may not be available, or available on acceptable terms. The inability to obtain additional financing or generate sufficient cash from operations could require us to reduce or eliminate expenditures for acquiring or developing new retail locations or marketing our products, or otherwise curtail or discontinue our operations, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if we raise funds through the sale of additional equity securities, the common stock currently outstanding will be diluted.

                                    16

On March 4, 2005, we finalized a private placement in which we issued 15,431,250 shares of common stock and associated warrants for gross proceeds of $1,234,500. We agreed to file a Registration Statement with the SEC to register the resale of the shares of our common stock and the shares that may be issued if the investors exercise the warrants. The A warrants allow investors to purchase 15,431,250 shares of our common stock at an exercise price of $0.12, subject to adjustment, the A warrants expire in March 2008. The B warrants allow investors to purchase 15,431,250 shares of our common stock at an exercise price of $0.08, subject to adjustment, the B warrants expire 180 days after a Registration Statement is declared effective by the Securities and Exchange Commission. These funds were primarily used for working capital, costs related to new store openings and to reduce outstanding liabilities.

During the three months ended March 31, 2005, 522,086 shares were issued relating to our convertible debenture with Dutchess Private Equities Fund. The convertible debenture was fully extinguished during the period.

During the three months ended March 31, 2005, 2,085,426 shares were issued relating to our equity line of credit for proceeds of approximately $269,909. Funds were used to repay outstanding notes.


                              FINANCIAL STATEMENTS
                                 FTS Group, Inc.

REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

To  the  Board  of  Directors  and  Stockholders,
FTS  Group,  Inc.

We have audited the accompanying consolidated balance sheet of FTS Group, Inc. and subsidiary as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FTS Group, Inc. and subsidiary as of December 31, 2004, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in
Note 3 to the consolidated financial statements, the Company has a working capital deficit of $472,862 and a stockholders' deficit of $421,811 as of December 31,2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  WithumSmith+Brown,  P.C.
Princeton,  New  Jersey
March  7,  2005,  except  for  note  15  which  is  dated  March  31,  2005


REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

The  Board  of  Directors  and  Stockholders
FTS  Group,  Inc.:

We have audited the consolidated balance sheet of FTS Group, Inc. and subsidiary as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

                                       17

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FTS Group, Inc. and subsidiary as of December 31, 2003, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, and has working capital and stockholders' deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/  R.  E.  Bassie  &  Co.
Houston,  Texas
April  2,2004

                                        18

                                    FTS GROUP, INC. AND SUBSIDIARY
                                      CONSOLIDATED BALANCE SHEETS
                                      DECEMBER 31, 2004 AND 2003

                                                                    2004          2003
                                                             ------------  ------------
ASSETS

CURRENT ASSETS
  Cash. . . . . . . . . . . . . . . . . . . . . . . . . . .  $     7,949   $     6,887
  Accounts receivable                                             87,485         3,905
  Inventory . . . . . . . . . . . . . . . . . . . . . . . .       44,998         7,759
  Prepaid Expenses. . . . . . . . . . . . . . . . . . . . .       35,430         1,512
                                                             ------------  ------------
      Total current assets. . . . . . . . . . . . . . . . .      175,862        20,063
                                                             ------------  ------------

PROPERTY AND EQUIPMENT, NET . . . . . . . . . . . . . . . .      124,555        50,577
                                                             ------------  ------------

OTHER ASSETS
  Investment in private entity. . . . . . . . . . . . . . .        7,500        15,000
  Deposits. . . . . . . . . . . . . . . . . . . . . . . . .       19,489        17,650
                                                             ------------  ------------
      Total other assets. . . . . . . . . . . . . . . . . .       26,989        32,650
                                                             ------------  ------------


                                                             $   327,406   $   103,290
                                                             ============  ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable and accrued expenses . . . . . . . . . .  $   259,723   $   229,862
  Notes payable - individuals . . . . . . . . . . . . . . .       37,250             -
  Notes payable related parties, net of debt discount
  $49,931 and $0 at December 31,2004 and 2003, respectively      111,751        29,416
  Note payable-Dutchess Advisors . . . . . . . . . . . . .       240,000             -
                                                             ------------  ------------
      Total current liabilities . . . . . . . . . . . . . .      648,724       259,278
                                                             ------------  ------------
CONVERTIBLE DEBENTURES. . . . . . . . . . . .  . . . . . .       100,493       450,586
                                                             ------------  ------------

STOCKHOLDERS' DEFICIT
  10% Convertible preferred stock, Series A, $0.01 par
    value, 150,000 shares authorized, 0 shares issued
    and outstanding . . . . . . . . . . . . . . . . . . . .            -             -
  Preferred stock, $0.01 par value, 4,850,000 undesignated
    shares authorized, none issued. . . . . . . . . . . . . .          -             -
  Common stock, $0.001 par value, 150,000,000 shares
    authorized, 37,882,183 and 18,141,564
    shares issued and outstanding at December 31, 2004
    and 2003                                                      37,882        18,142
  Additional paid in capital. . . . . . . . . . . . . . . .    7,848,833     5,465,030
  Accumulated deficit . . . . . . . . . . . . . . . . . .     (8,308,526)   (5,943,196)
  Deferred compensation                                                -      (146,550)
                                                             ------------  ------------
      Total stockholders' deficit . . . . . . . . . . . .       (421,811)     (606,574)
                                                             ------------  ------------

                                                             $   327,406   $   103,290
                                                             ============  ============
See accompanying notes to consolidated financial statements

                                          19


                                 FTS GROUP, INC. AND SUBSIDIARY
                             CONSOLIDATED STATEMENTS OF OPERATIONS
                         FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                          2004          2003
                                                   ------------  ------------


 REVENUES
   Sales, Net . . . . . . . . . . . . . . . . . .   $  712,282   $   108,655


 COST OF GOODS SOLD . . . . . . . . . . . . . . .      521,660        90,058
                                                   ------------  ------------
 GROSS PROFIT . . . . . . . . . . . . . . . . . .      190,622        18,597
                                                   ------------  ------------

 SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative expenses.    2,191,837       844,117
                                                   ------------  ------------
                                                     2,191,837       844,117
                                                   ------------  ------------

 LOSS FROM OPERATIONS . . . . . . . . . . . . . .   (2,001,215)     (825,520)
                                                   ------------  ------------

OTHER INCOME (EXPENSE)
  Impairment of long-lived assets                      (107,000)           -
  Interest Expense . . . . . . . . . . . . . . . .     (212,638)     (48,121)
                                                   ------------  ------------
                                                       (319,638)     (48,121)
                                                   ------------  ------------

NET LOSS FROM OPERATIONS. . . . . . . . . . . . .   (2,320,853)     (873,641)

UNREALIZED LOSS ON INVESTMENT . . . . . . . . . .       (7,500)            -
                                                   ------------  ------------

NET LOSS. . . . . . . . . . . . . . . . . . . . .  $(2,328,353)  $  (873,641)
                                                   ============  ============


PER SHARE INFORMATION:
WEIGHTED AVERAGE SHARES OUTSTANDING
  (BASIC AND DILUTED) . . . . . . . . . . . . . .   27,459,250    17,388,519
                                                   ============  ============

NET LOSS PER COMMON SHARE (BASIC AND DILUTED) . .  $     (0.08)  $     (0.05)
                                                   ============  ============
See accompanying notes to consolidated financial statements


                                           20


                                          FTS GROUP, INC. AND SUBSIDIARY
                              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                               Preferred                Total      Additional
                  Preferred    Stock        Common      common     Paid-In     Deferred       Accumulated    Stockholders'
                  Shares       Amount       Shares      Amount    Capital     Compensation    Deficit        Deficit
                  -----------  -----------  ----------  --------  ----------  --------------  -------------  ---------------
BALANCE. . . . .      50,000       $50,000   15,530,240  $ 15,530  $4,956,942  $     (60,000)  $ (5,069,555)  $     (107,083)
DECEMBER 31,2002

Issuance
of common
shares for cash           -            -      540,000       540      43,460              -               -           44,000

Issuance
of common
shares
for services. .           -            -     1,630,000     1,630     342,070         (86,550)            -           257,150

Conversion
of debentures
into shares of
common stock . .          -            -        91,324        92       9,908              -              -            10,000

Issuance of
common shares
for acquisition
 of assets . . .          -            -       300,000       300      62,700              -              -             63,000

Conversion
of preferred
stock into
common shares .     (50,000)     (50,000)      50,000        50       49,950              -              -             -

Net loss . . . .          -             -           -          -          -               -        (873,641)         (873,641)
                  -----------  -----------  ----------    ------   ---------         --------    ----------         ----------
BALANCE. . . . .           -            -   18,141,564    18,142   5,465,030        (146,550)    (5,943,196)         (606,574)
DECEMBER 31,2003

Issuance
 of common
 shares for cash           -            -    6,000,000     6,000      411,341              -             -            417,341

Issuance
of common
shares
for services . .           -            -    7,994,720     7,994     1,212,207              -            -           1,220,201

Conversion
of debentures
into shares of
common stock . .           -            -    3,570,030      3,570      346,521              -            -             350,091

Issuance of
common shares
for acquisition
of assets. . . .           -            -       30,000         30        2,070              -            -               2,100

Issuance of
common shares
through
equity line. . .           -             -   2,145,869      2,146      374,687              -            -             376,833

Issuance of
Stock warrants as
Dividends on common
shares .                   -             -          -           -       36,977              -      (36,977)                  -

Amortization of
Deferred Compensation      -             -          -           -            -        146,550            -             146,550

Net loss . . . .           -             -          -           -            -             -    (2,328,353)         (2,328,353)
                  -----------  -----------  ----------  ---------   ----------  --------------  -------------  -----------------
BALANCE
DECEMBER 31,2004           -   $         -  37,882,183  $ 37,882    $7,848,833  $          -   $(8,308,526)    $      (421,811)
                  ===========  =========== ===========  ========    ==========  ============== ==============  =================

See accompanying notes to consolidated financial statements


                                   21

                         FTS GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                           2004        2003
                                                        ------------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss . . . . . . . . . . . . . . . . . . . . . .  $ (2,328,353)  $(873,641)
  Adjustments to reconcile net loss to net cash
    Used in operating activities
      Depreciation and amortization. . . . . . . . . .        15,851       7,270
      Impairment of long-lived assets. . . . . . . . .       107,000           -
      Issuance of common shares for services . . . . .     1,220,201     342,070
      Unrealized loss on investment in private entity.         7,500           -
      Decrease in deferred compensation . . . . . . .        146,550           -
      Amortization of debt discount . . . . . . . . .         98,107           -
      Changes in operating asset and liabilities
        Increase in accounts receivable . . . . . . .        (83,580)     (3,905)
        Increase in inventories . . . . . . . . . . .        (37,239)     (7,759)
        Increase  in prepaid expenses          . . . .       (33,918)     (1,512)
        Increase in other assets . . . . . . . . . . .        (1,839)     (5,750)
        (Decrease)Increase in accounts payable
          and accrued expenses . . . . . . . . . . . .       (24,904)      2,248
                                                        ------------  ----------

  Net cash used in operating activities. . . . . . . .      (914,674)   (540,979)
                                                        ------------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment . . . . . . . . .      (194,729)          -
  Investment in stock of private entity. . . . . . . .             -     (15,000)
  Investment in leasehold rights . . . . . . . . . . .             -     (11,000)
                                                        ------------  ----------

  Net cash used in investing activities.                    (194,729)    (26,000)
                                                         ------------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in amounts due to related parties  . . . .        140,235     117,147
  Proceeds for stock to be issued                             54,765          -
  Repayment of loans from related parties. . . . . . .       (99,974)         -
  Proceeds from issuance of stock. . . . . . . . . . .       417,341      44,000
  Proceeds from sale of debentures . . . . . . . . . .            -      412,500
  Proceeds from stock issued under equity line. . . .        376,833           -
  Proceeds from note payable Dutchess Advisors . . . .       450,500           -
  Repayments of note payable Dutchess Advisors . . . .      (266,485)          -
  Proceeds from notes payable from individuals . . . .        98,250           -
  Repayment of notes payable from individuals. . . . .       (61,000)          -
                                                        ------------  ----------

  Net cash provided by financing activities. . . . . .     1,110,465     573,647
                                                        ------------  ----------

Net increase in cash. . . . . . . . . . . . . . . . .          1,062       6,668

Cash, beginning of year. . . . . . . . . . . . . . . .         6,887         219
                                                        ------------  ----------

Cash, end of year. . . . . . . . . . . . . . . . . . .  $      7,949   $   6,887
                                                        ============  ==========


SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
                                                                           2004      2003

Cash paid during the year for:
  Interest expense . . . . . . . . . . . . . . . . . . . . . . . . . . .  $188,344     $48,121
                                                                          =========   ========

SUPPLEMENTARY DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:

Stock issued in exchange for convertible debentures . . . . . . . . . . .  $350,091    $10,000
                                                                          =========   ========

Stock issued in exchange for acquisition of assets . . . . . . . . . . . .   $2,100    $63,000
                                                                          =========   ========


See  accompanying  notes  to  consolidated  financial  statements

                                    22

                                 FTS  GROUP,  INC.
                   NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                                DECEMBER  31,  2004



NOTE  1          SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
                 ----------------------------------------------

NATURE  OF  OPERATIONS
----------------------

FTS Group, Inc. (the "Company"), formerly FTS Apparel, Inc., was incorporated under the laws of the State of Nevada. The Company is engaged in the acquisition and development of a chain of full service retail wireless stores. The Company's primary business is the marketing, sale and activation of cellular and satellite handsets, cellular accessories and other related wireless products such as Wi-Fi service and related access equipment for residential or business purposes.

     PRINCIPLES  OF  CONSOLIDATION
     -----------------------------

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary: FTS Wireless, Inc. All significant inter-company transactions and balances have been eliminated in consolidation.

     BASIS  OF  PRESENTATION
     -----------------------

The accompanying financial statements have been prepared in accordance with Accounting Principles Generally Accepted ("GAAP") in the United States of America and with the instructions to Form 10-KSB.

     USE  OF  ESTIMATES
     ------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates. The Company considers its calculation for the reserve for charge-backs to be a significant estimate and it is reasonably possible that this estimate could change in the near term.

     INVENTORIES
     -----------

Inventories, which consist of cellular phones and related accessories, are stated at the lower of cost (determined on a first in first out method) or market value.

     PROPERTY  AND  EQUIPMENT
     ------------------------

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense when incurred; major renewals and betterment are capitalized. When property or equipment is sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in the results of operations. Depreciation is calculated using the straight line method over the estimated useful lives of the respective assets ranging from three to five years.

     DEBT  DISCOUNT
     --------------

Costs incurred with parties who are providing actual financing, which include the value of loan premiums and stock are reflected as debt discount. These discounts are generally amortized over the life of the related debt. Amortization expense related to these discounts approximated $98,000 and $0 for the years ended December 31, 2004 and 2003, respectively.

     FINANCIAL  INSTRUMENTS
     ----------------------

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004 and 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable,accrued expenses and notes payable. Fair values are assumed to approximate carrying values for these financial instruments because they are short term in nature, or are receivable or payable on demand, and their carrying amounts approximate fair value.

                                       23

     IMPAIRMENT  OF  LONG-LIVED  ASSETS
     ----------------------------------

The Company reviews its long-lived assets including property and equipment and its identifiable intangible assets subject to amortization whenever current events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the estimated future undiscounted cash flows that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of that long-lived asset. If the estimated future undiscounted cash flows demonstrate that recoverability is not probable, an impairment loss would be recognized. An impairment loss would be calculated based on the excess carrying amount of the long-lived asset over the long-lived assets fair value.

     NET  LOSS  PER  COMMON  SHARE
     -----------------------------

Basic net loss per common share was computed by dividing the net loss by the weighted average number of common shares outstanding for the years ended
December 31,2004 and 2003, the effect of including common stock equivalents in the calculation of net loss per share would be anti-dilutive. Therefore, outstanding common stock equivalents have not been included in the calculation of the net loss per share. As a result, basic net loss per share is the same as diluted net loss per share for the years ended December 31,2004 and 2003.

     STOCK-BASED  COMPENSATION
     -------------------------

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable. The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

     REVENUE  RECOGNITION
     --------------------

Net revenues from product sales are recognized upon the transfer of title and risk of ownership to customers. Allowances for estimated returns, discounts and doubtful accounts are provided when sales are recorded. Shipping and handling costs are included in the cost of sales. The Company also recognizes revenue from the sale and activation of wireless handsets at the time of activation or sale.

     ACCOUNTS  RECEIVABLE
     --------------------

Accounts receivable are uncollateralized customer obligations due under the normal trade terms requiring payment within 45 days, depending on contractual terms. Customer account balances with invoices dated over 90 days old are considered delinquent. Unpaid accounts do not bear interest. Accounts receivable are stated at the amount billed to the customer. Payments of accounts receivable are allocated to the specific invoices identified on the customers remittance advice or if unspecified, are applied to the earliest unpaid balance.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimates of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed 90 days from the invoice date and based on an assessment of current credit worthiness estimates the portion, if any, of the balance that will not be collected.

     INCOME TAXES
     ------------

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and the tax basis of assets and liabilities and are measured using the enacted tax rate and laws that will be in effect when the differences are expected to reverse. The measurement of the deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits that are not expected to be realized. The effect on deferred income tax assets and liabilities of a change in the tax rates is recognized in the period that such rate changes are enacted.

     RECLASSIFICATIONS
     -----------------

Certain amounts contained in the 2003 consolidated financial statements have been reclassified in order to conform with the 2004 presentation.

                                          24

     ADVERTISTING  COSTS
     -------------------

The cost of advertising is expensed as incurred. Advertising expense charged to operations was $17,792 and $11,385 for the years ended December 31, 2004 and 2003, respectively.

     RECENT  ACCOUNTING  PRONOUNCEMENTS
     ----------------------------------

In December 2004, the FASB issued Statement of Financial Accounting Standards, or SFAS, No. 123R "Share-Based Payment." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. SFAS 123R, replaces SFAS 123, Accounting for Stock Based Compensation and Supercedes APB opinion No.25, Accounting for Stock Issued to Employees. This guidance is effective as of the first interim or annual reporting period after December 15, 2005 for Small Business Filers. The adoption of SFAS 123 (R) is not expected to have a material effect on our financial position or operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29." The guidance in Accounting
Principles Board ("APB") Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in APB Opinion No. 29, however, included certain exceptions to that principle. SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 will be applied prospectively to nonmonetary asset exchange transactions in fiscal year 2006. The adoption of SFAS No. 153 is not expected to have a material effect on the Company's financial position or results of operations.


In January 2003, the FASB issued Interpretation No. 46 "Consolidation of Variable Interest Entities", and interpretation of Accounting Research Bulletin No. 51 "Consolidated Financial Statements." FIN No. 46 prescribes how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. This interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN 46 was scheduled to be effective for variable interest entities created after January 31, 2003. On December 24, 2003, the FASB published a revision to FIN No. 46 ("FIN No.
46(R)"). FIN No. 46(R) clarifies certain provisions of FIN No. 46 and exempts certain entities from its requirements. For interests in variable interest entities acquired prior to January 31, 2003, the provisions of FIN No. 46(R) have been applied on March 31, 2004. The Company determined the adoption of FIN 46(R) did not have a material effect on its financial position or results of operations.

NOTE  2          PROPERTY  AND  EQUIPMENT
                 ------------------------

          Property  and  equipment are as follows at December 31, 2004 and 2003:




                                                                                                    2004       2003
                                                                                                  -------    -------
    Office furniture, fixtures and equipment                                                      $71,333    $58,504
    Construction in progress                                                                      $77,000         -
                                                                                                  -------    -------

                                                                                                  $148,333   $58,504


    Less: accumulated depreciation                                                                 (23,778)  (7,927)
                                                                                                  --------   -------

        Net property and equipment                                                                $124,555   $50,577
                                                                                                  ========   =======

    Depreciation expense was $15,851 and $7,270 for the years ended December 31, 2004 and 2003, respectively

                                             25

NOTE  3  GOING  CONCERN
         ---------------

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

At December 31, 2004 the Company had a working capital deficit of $472,862 and a Stockholders' deficit of $421,811. Also the Company incurred a net loss of $2,328,353 in 2004. These financial conditions of the Company raise substantial doubt about its ability to continue as a going concern. As part of management's plans, management is seeking to raise additional capital to execute its business plans.

The Company will have to raise additional funds, either through debt or equity offerings, in order to implement its business expansion and acquisition strategies. The Company has engaged professional advisors for this purpose. There can be no assurance that the Company will be successful in its attempts to raise additional capital and become profitable or maintain itself as a going concern.

The financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE  4  NOTES  PAYABLE  RELATED  PARTIES
         --------------------------------

During the year ended December 31, 2004 the Company borrowed $195,000 from two of its officers and directors with an interest rate of 8% per annum and due in June and September of 2005. Two of the notes carried a 20% premium in the aggregate amount of $37,240. The funds were primarily used to fund acquisitions and to repay loans from Dutchess Private Equities Fund II,LP.

The two notes also included a stipulation that the related parties would receive 932,000 of common stock as an inducement to provide the financing.

Proceeds in the amount of $186,200 borrowed from two of its officers have been allocated $131,435 to notes payable and $54,765 to the value of the common stock to be issued to the individuals based on their relative fair values. The difference between the amount to be repaid aggregating $223,440 and the $131,435 represents a debt discount in the amount of $92,005 which was recorded by the Company. This amount is being amortized over the life of the loans. For the year ended December 31, 2004, the Company has amortized $42,073 leaving an unamortized debt discount of $49,931 at December 31, 2004.


NOTE  5   FINANCING  ACTIVITIES
          ---------------------

During the year ended December 31, 2004 the Company issued approximately 3,570,030 shares to Dutchess Private Equities Fund, LP to reduce its balance by $350,091. At December 31, 2004 the outstanding unconverted debenture totaled $100,493, which has since been converted into approximately 1,004,930 shares of stock of Dutchess.

During the year ended December 31, 2004 the Company raised $376,833 through the issuance of 2,145,869 shares to Dutchess Private Equities Fund, LP under its Equity Line of Credit. Funds raised from the Equity Line are priced at approximately 93% of the three-day average of the lowest three out of five days subsequent to a put for funds. 15,000,000 shares were registered under SEC Form SB-2 during the first quarter of 2004. 12,850,131 shares were still available to the Company as of December 31,2004.

During the year ended December 31, 2004, the Company sold 6,000,000 shares of restricted common stock to accredited investors at an average price of $.08 per share. A group of accredited investors mentioned above owning 4,750,000 shares also acquired the right to purchase 4,750,000 additional shares at $.08 referred to as "Green Shoe" or "B" Warrants. In addition these investors were granted "A" warrants expiring in 2008 to purchase 4,750,000 additional shares at $.12. As of December 31,2004 no Green Shoes warrants or three year warrants have been exercised. The 4,750,000 shares have "piggy-back" registration rights as set forth in the subscription agreement. A placement agent fee of 10% plus 3% expenses was paid to Westor Online who served as the placement agent in connection with this financing.

NOTE  6     Impairment  of  long-lived  assets
            ----------------------------------

When the Company completed its impairment testing, it determined that the value of assets acquired related to certain store locations were impaired in the amount of $107,000.

                                         26

NOTE  7     NOTES  PAYABLE  -  INDIVIDUALS
            ------------------------------
In 2004 the Company borrowed approximately $98,250 from several private investors at an annual interest rate of 8%. One note in the aggregate amount of $84,000 carried a 20% premium to the face value, which has been charged to interest expense in 2004, and is due in June and September of 2005.

NOTE  8     NOTE  PAYABLE  -  DUTCHESS  PRIVATE  EQUITIES  FUND
            ---------------------------------------------------

The Company signed a short-term note payable to Dutchess Equities Fund, II L.P. in the amount of $240,000 which was due December 27, 2004. The loan bears interest at a rate of 12% per annum, it includes a 20% premium and it includes a 10% penalty for failure to pay by the due date. The premium in the amount of $40,000 has been charged to the interest expense for 2004 The loan was not paid back timely; hence, the penalty was assessed.

The note contained a stipulation that the Company would deliver 250,000 shares of common stock to Dutchess as inducement for entering into the financing.

The Company has recorded a debt discount in the amount of $56,000 relating to this loan. For the year ended December 31,2004, the Company amortized the entire $56,000 debt discount.

During the year ended December 31, 2004, the Company also borrowed, under several short term loan agreements, $210,500 from Dutchess Private Equities Fund bearing an interest rate of 12%. The entire balance was repaid during 2004.

NOTE  9     EQUITY  LINE  OF  CREDIT
            ------------------------

The Company entered into an investment agreement in 2004 for an equity line of credit with Dutchess Private Equities Fund. The agreement provides for a maximum of $6,000,000 with 15,000,000 shares of common stock registered and available to repay credit line advances. Shares are convertible based on 93% of the three-day average of the lowest three out of five days subsequent to a put for funds. At December 31,2004 12,854,131 shares were available under the terms of the equity line agreement. During 2004 the Company raised $376,833 from the equity line of credit.

NOTE  10     COMMITMENTS  AND  CONTINGENCIES
             -------------------------------

The Company leases real property for its seven retail locations. Five of the locations have lease terms ranging from six months to three years while two locations are on a month-to-month basis.

Future  minimum  payments  due  on the non-cancelable leases are as follows:


Fiscal Year            Annual
  Ending               Payments
-----------            ---------

  2005                 $ 113,145
  2006                    95,439
  2007                    53,807
  2008                       633
                       ---------
Total                  $263,024
                       =========

Rent expense was $135,447 and $110,447 for the years ended December 31, 2004 and 2003, respectively.

The Company did not have liability and workers compensation insurance for the year ended December 31,2004. The Company is currently negotiating renewals of its liability insurance commitments and worker's compensation policies and anticipates securing the necessary policies.

NOTE  11   CONCENTRATIONS  OF  CREDIT  RISK
           --------------------------------

The Company's concentrations of credit risk consist principally of Accounts Receivable and Accounts Payable. The Company purchases approximately 90% of their telephone supplies from two vendors. Additionally, these same two vendors are also major customers of the Company who provide over 60% of revenue.

                                     27

NOTE  12     CONVERTIBLE  DEBENTURES
             ------------------------

During February 2003 the Company completed an additional debenture offering. Pursuant to a subscription agreement with Dutchess Private Equities Fund, LP ("Dutchess") the Company received $212,500 from the sale of 6% secured convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into the Company's common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The Company has registered the underlying shares on Form SB-2. As of December 31, 2004 and 2003 the amount of debentures outstanding was $100,493 and $450,586, respectively. During 2004 Dutchess converted $350,093 worth of debentures into 3,570,030 shares of stock.

NOTE  13     CAPITAL  STOCK  AND  STOCK  OPTIONS
             ----------------------------------

The Company has authorized 155,000,000 shares of stock, of which 150,000,000 shares are $.001 par value common stock and 5,000,000 shares are $.01 par value preferred stock. The Board of Directors is authorized to divide the class of preferred shares into series and to fix and determine the relative rights and preferences of those shares.

In April 1998 the Company authorized the issuance of 150,000 shares of Series A Voting Convertible Cumulative Preferred Stock for $1 per share. At December 31, 2004 no Series A Preferred shares are currently issued or outstanding.

During July 2003, the Company filed Form SB-2 Registration Statement with the Securities and Exchange Commission to register 5,600,000 shares of common stock. In conjunction with this registration statement the Company incurred legal and accounting costs of approximately $35,000. The SB-2 Registration statement was declared effective by the Securities and Exchange Commission in October of 2003.

During July of 2004, the Board of Directors declared a 10% warrant dividend for stockholders of record August 27, 2004. The warrant was a three year warrant giving each record holder the right to purchase one additional restricted share of common stock for every ten shares owned at a fixed price of $.25. The Company has not registered any shares in relation to this dividend.

During January of 2004, the Company filed Form SB-2 Registration Statement with the Securities and Exchange Commission to register 15,000,000 shares of common stock. In conjunction with this registration statement the Company incurred legal and accounting costs of approximately $25,000. The SB-2 Registration statement was declared effective by the Securities and Exchange Commission in February of 2004.

During the quarter ended March 31, 2004 the Company issued 3,785,000 shares of common stock for services pursuant to a Form S-8 registration statement. The shares were valued at their fair market value on the date it was agreed that the shares would be issued. The non-cash stock compensation expense of $643,450 has been charged to operations during the period and reported under SG&A.

During the quarter ended June 30, 2004, the Company issued 2,122,247 shares of restricted common stock for compensation and consulting services valued at $297,900.


During the quarter ended September 30, 2004, the Company issued 1,153,500 shares of restricted common stock for consulting services valued at $173,000.

During the quarter ended December 31,2004 the Company issued 933,973 shares of restricted common stock for consulting services valued at $105,851.

For the period ended December 31, 2003, the Company issued 1,630,000 shares of stock for consulting services valued at $257,150

The Company has a Non-Qualified Stock Option and Stock Grant Plan (the "Plan"), adopted in July 1997.For the years ended December 31,2004 and 2003 the Company has not granted any options and currently plans to cancel the plan at a time to be determined in the near future pending attorney review. Under the Company's Plan, the Company's Board of Directors has reserved 2,500,000 shares that may be granted at the Board of Directors' discretion. No option may be granted after July 27, 2007 and the maximum term of the options granted under the Plan is ten years.

The effect of applying SFAS 123 on a pro forma basis was $0 in 2004 and 2003 because all of the options were granted and fully vested prior to 2003.

Changes  in  options  outstanding  under  the  plan  are  summarized as follows:

                                       28

                                         Number of shares   Weighted Average Exercise Price
                                         -----------------  -------------------------------
Outstanding at December 31, 2002. . . . .       598,000     $                       1.50
                                          ----------------  ----------------------------
Granted . . . . . . . . . . . . . . . . .                -                             -
Exercised . . . . . . . . . . . . . . . .                -                             -
Forfeited . . . . . . . . . . . . . . . .                -   $                         -
Outstanding at December 31, 2003 and 2004          598,000   $                      1.50
                                          ----------------  -----------------------------

The exercise price for all options is at or above the market value of the common stock as of the date of grant.

The following table summarizes information about fixed price stock options:

           OUTSTANDING AND EXERCISABLE
Weighted           Weighted        Weighted      Weighted
Average            Average         Average       Average
Exercise. .        Number         Contractual    Exercise
Price . . .        Outstanding       Life          Price
===========        -----------   --------------   --------
0.81-1.38            4,000         6.1 years     $ 1.14
1.50- 2.75         594,000         6.7 years     $ 1.50
-----------        -----------   --------------   --------


The following details the warrants outstanding as of December 31, 2004 and 2003:

                                                     2004        2004               2003       2003
                                                   Underlying  Exercise           Underlying   Exercise
                                                   Shares      Price             Shares        Price
                                                   ==========  =========         ==========   =========
Warrants issued during 2000                         1,036,000    $ 1.50           1,036,000    $ 1.50
Warrants issued during 2004 (10% Warrant Div)       3,000,000    $  .25                   -         -
Warrants issued during 2004 (A and B Warrants)      9,500,000    $.08/$.12                -         -
                                                    ---------- ---------          ----------  ---------


During the year ended December 31, 2004 the Company declared a dividend and agreed to issue 3,000,000 three year warrants with an exercise price of $.25 to stockholders of record on August 27, 2004. If fully exercised the Company would receive gross proceeds of approximately $750,000 before fees and expenses. As of December 31,2004 no warrants have been exercised. The Company also issued two classes of warrants in conjunction with private placements closed during 2004, the Company issued 4,750,000 "Green Shoe" or "B" warrants priced at $.08 expiring 180 days from the effective date of an SB-2 registration statement. The Company issued 4,750,000 "A" warrants priced at $.12 expiring in 2008. If fully exercised the Company would receive gross proceeds of approximately $950,000 before fees and expenses. As of December 31,2004 no warrants have been exercised.


NOTE  14    INCOME  TAXES
            -------------

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the enacted tax rates that will be in effect when the differences are expected to reverse.

Reconciliation of the federal statutory income tax rate of 34% to the effective rate is as follows:

                                                               December 31
                                                              =============
                                                             2004         2003
                                                            ------       ------
Tax provision at the federal statutory income tax rate    ($792,000)    (297,000)

Valuation allowance                                        $792,000      297,000
                                                           --------      --------
Actual Tax provision                                       $     -       $     -

                                        29

The tax effects of temporary differences and net operating losses that give rise to significant portions of deferred tax assets and liabilities consisted of the following:

                                          December 31
                                          =============
                                         2004            2003
                                       -------          ------
Net operating loss carryforward:    $2,585,000       $1,793,000

Less valuation allowance . . . . .  (2,585,000)      (1,793,000)
                                    -----------      -----------
Net deferred tax asset . . . . .    $      -         $      -
                                    ----------       ----------

The net operating loss carryforwards of approximately $6,700,000 will expire through 2023.

NOTE  15    SUBSEQUENT  EVENTS
            ------------------

Subsequent to December 31, 2004 the Company fully extinguished its convertible debenture with Dutchess Private Equities Fund, LP by issuing approximately 772,086 shares of its stock under terms of its convertible debenture.

In March the Company closed an additional financing of approximately $777,000 by issuing 9,375,000 shares valued at $.08 to a group of accredited investors. In accordance with the subscription agreement the investors will receive two classes, A and B warrants for each share purchased. The warrants are priced at $.08 and $.12. The Company filed the terms and conditions of the financing, including registration rights in March of 2005 on Form 8K. Funds have been and will continue to be used to reduce debt, fund future acquisitions and for general working capital purposes. During the period the Company closed a private placement of shares valued at $.08 to an accredited investor by issuing
1,300,000  restricted  shares.

During the period ended March 31, 2005 2,085,426 shares were issued under our Equity line of credit for proceeds of $292,000.

During  2005  all  related  party  Notes  have  been  paid  in  full.

During  2005  all  notes  payable  to  individuals  were  paid  in  full.

During the period ended March 31, 2005 the Company delivered 500,000 shares to Dutchess Private Equities Fund, per a note agreement entered into during the period ended December 31, 2004.

During the period ended March 31, 2005 the Company issued 2,030,000 for consulting services. These agreements were filed in an S-8 during January of 2005.

During the period ended March 31, 2005 the Company issued 932,500 shares to two officers of the Company relating to note agreements entered into during 2004.




                        FTS GROUP, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET
                            MARCH 31, 2005
                                  (UNAUDITED)

<BTB>
                                                                    2005
ASSETS

CURRENT ASSETS
  Cash                                                          $      736
  Accounts receivable                                              211,819
  Inventory                                                         54,134
  Prepaid Expenses                                                  27,272
                                                          -----------------
    Total current assets                                           293,961
                                                          -----------------

PROPERTY AND EQUIPMENT, NET                                        201,542
                                                          -----------------
OTHER ASSETS
  Investment in private entity                                       7,500
  Deposits                                                          20,489
                                                          -----------------
    Total other assets                                              27,989
                                                          -----------------
                                                               $   523,492
                                                          =================




LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                       $    228,040
  Notes payable - individuals                                        3,250
  Notes payable  - related parties                                   1,867
  Note payable-Dutchess Private Equities Fund
   Net  of  debt  discount,  $7,516  at  March  31,2005             35,907
                                                          -----------------
    Total current liabilities                                      269,064
                                                          -----------------


STOCKHOLDERS' EQUITY
  10% Convertible preferred stock, Series A, $0.01 par
   value, 150,000 shares authorized, 0 shares issued and
   outstanding                                                            -
  Preferred stock, $0.01 par value, 4,850,000
   undesignated shares authorized, none issued                            -
  Common stock, $0.001 par value, 150,000,000 shares
   authorized, 54,877,195 issued and outstanding
   at March 31, 2005                                                54,877

  Additional paid in capital                                     9,335,064
  Accumulated deficit                                           (9,079,513)
                                                          -----------------
                                                                   310,428
  Less: Stock subscription receivable                             (56,000)
                                                          -----------------
    Total stockholders' equity                                     254,428
                                                          -----------------
                                                              $    523,492
                                                          =================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                         30

                                FTS GROUP, INC. AND SUBSIDIARY
                             CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                          (UNAUDITED)
                                          -----------

                                                               2005              2004
                                                              ------------  ------------

 REVENUES

   Sales , Net                                                $   303,970   $   181,335
                                                              ------------  ------------

 COST OF GOODS SOLD                                               135,518       143,134
                                                              ------------  ------------

 GROSS PROFIT                                                     168,452        38,201
                                                              ------------  ------------

 SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative expenses                  755,327       907,906
                                                              ------------  ------------

 LOSS FROM OPERATIONS                                            (586,875)     (869,705)
                                                              ------------  ------------

OTHER INCOME (EXPENSE)

  Interest expense                                               (184,112)             -
                                                              ------------  ------------

                                          31
NET LOSS                                                         (770,987)     (869,705)
                                                              ------------  ------------


PER SHARE INFORMATION:

WEIGHTED AVERAGE SHARES OUTSTANDING

  (BASIC AND DILUTED)                                          47,575,884    19,169,673
                                                              ------------  ------------

NET LOSS PER COMMON SHARE (BASIC AND DILUTED)                 $     (0.02)  $     (0.05)
                                                              ------------  ------------


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




                         FTS GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (UNAUDITED)
                                   -----------



                                                       2005        2004
                                                  ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net Loss                                        $(770,987)  $(869,705)
                                                  ----------  ----------
  Adjustments to reconcile net loss to net cash
     used in operating activities
      Depreciation                                    8,077       2,775
                                                  ----------  ----------
      Issuance of common shares for services        294,350     643,450
                                                  ----------  ----------
      Decrease in deferred compensation                   -      42,300
                                                  ----------  ----------
      Amortization of debt discount                 180,877           -
                                                  ----------  ----------
      Changes in operating assets and liabilities
        Increase in accounts receivable            (124,334)    (34,144)
                                                  ----------  ----------
        Increase in inventory                        (9,136)     (2,763)
                                                  ----------  ----------
        Decrease in prepaid expenses                  8,158           -
                                                  ----------  ----------
        (Increase) Decrease in other assets          (1,000)      4,005
                                                  ----------  ----------
        Increase in accounts payable
        and accrued expenses                           45,682     40,813
                                                  ----------  ----------



  Net cash used in operating activities            (368,313)   (173,269)
                                                  ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                (85,064)     (3,561)
                                                  ----------  ----------

  Net cash  used in investing activities            (85,064)     (3,561)
                                                  ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds of loans from related parties                  -      15,403
                                                  ----------  ----------
  Repayment of loans from related parties          (159,815)          -
                                                  ----------  ----------
  Proceeds from issuance of stock                   713,460     297,142
                                                  ----------  ----------
  Repayment of convertible debenture                (26,876)   (104,139)
                                                  ----------  ----------
  Proceeds from stock issued under equity line      270,994           -
                                                  ----------  ----------
  Proceeds from Note Payable-Dutchess Private
    Equities Fund, II, LP                           500,000           -
                                                  ----------  ----------
  Repayments of Note Payable-Dutchess Private
    Equities Fund, II, LP                          (817,599)          -
                                                  ----------  ----------
  Repayments of loans from individuals              (34,000)          -
                                                  ----------  ----------


  Net cash provided by financing activities         446,164     208,406
                                                  ----------  ----------
Net (decrease)  increase in cash                     (7,213)     31,576

Cash, beginning of period                             7,949       6,887
                                                  ----------  ----------
Cash, end of period                               $     736   $  38,463
                                                  ----------  ----------

                                        32




SUPPLEMENTARY  DISCLOSURES  OF  CASH  FLOW  INFORMATION:
--------------------------------------------------------


                                                                           2005      2004
Cash paid during three months for:
  Interest expense                                                        $33,715        -
                                                                          ------- --------



SUPPLEMENTARY DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:

Stock issued in exchange for long-term debt                               $73,617        -
                                                                          ------- --------

Stock issued as loan inducements                                          $38,462        -
                                                                          ------- --------
Stock issued in payment of accounts payable and
accrued expenses                                                          $77,365        -
                                                                          ------- --------
Stock subscription receivable                                             $56,000        -
                                                                          ------- --------

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         FTS  Group,  Inc.  and  Subsidiary

                  NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                                 MARCH  31,  2005
                                   (UNAUDITED)


NOTE  1          SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
                 ----------------------------------------------

     NATURE  OF  OPERATIONS
     ----------------------

FTS Group, Inc. (the "Company"), was incorporated under the laws of the State of Nevada. The Company is engaged in the acquisition and development of a chain of full service retail wireless stores. The Company's primary business is the marketing, sale and activation of cellular and satellite handsets, cellular accessories and other related wireless products such as Wi-Fi service and related access equipment for residential or business purposes.

     PRINCIPLES  OF  CONSOLIDATION
     -----------------------------

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary: FTS Wireless, Inc. All significant inter-company transactions and balances have been eliminated in consolidation.

                                      33

     BASIS  OF  PRESENTATION
     -----------------------

The accompanying unaudited interim financial statements have been prepared in accordance with Accounting Principles Generally Accepted ("GAAP")in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly the accompanying financial statements and related footnotes have been condensed and do not contain certain information that will be included in the Company's annual financial statements and footnotes thereto. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

Results for the three months ended March 31, 2005 are not indicative of the results that may be expected for the year ending December 31, 2005.

As contemplated by the Securities and Exchange Commission, these statements should be read in conjunction with consolidated financial statements and related footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2004.

     USE  OF  ESTIMATES
     ------------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates. The Company considers its calculation for the reserve for charge-backs to be a significant estimate and it is reasonably possible that this estimate could change in the near term.

INVENTORIES

Inventories, which consist of cellular phones and related accessories, are stated at the lower of cost (determined on a first in first out method) or market value.

PROPERTY  AND  EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense when incurred; major renewals and betterment are capitalized. When property or equipment is sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in the results of operations. Depreciation is calculated using the straight line method over the estimated useful lives of the respective assets ranging from three to five years.

DEBT  DISCOUNT

Costs incurred with parties who are providing actual financing, which include the value of loan premiums and stock are reflected as debt discount. These discounts are generally amortized over the life of the related debt. Amortization expense related to these discounts approximated $181,000 and $0 for the three months ended March 31, 2005 and 2004, respectively.

FINANCIAL  INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2005 and 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable, accrued expenses and notes payable. Fair values are assumed to approximate carrying values for these financial instruments because they are short term in nature, or are receivable or payable on demand, and their carrying amounts approximate fair value.

IMPAIRMENT  OF  LONG-LIVED  ASSETS

The Company reviews its long-lived assets including property and equipment and its identifiable intangible assets subject to amortization whenever current events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the estimated future undiscounted cash flows that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of that long-lived asset. If the estimated future undiscounted cash flows demonstrate that recoverability is not probable, an impairment loss would be recognized. An impairment loss would be calculated based on the excess carrying amount of the long-lived asset over the long-lived assets fair value.

NET  LOSS  PER  COMMON  SHARE

Basic net loss per common share was computed by dividing the net loss by the weighted average number of common shares outstanding for the three months ended March 31, 2005 and 2004, the effect of including common stock equivalents in the calculation of net loss per share would be anti-dilutive. Therefore, outstanding common stock equivalents have not been included in the calculation of the net loss per share. As a result, basic net loss per share is the same as diluted net loss per share for the three months ended March 31, 2005 and 2004.

                                         34
STOCK-BASED  COMPENSATION

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable. The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

REVENUE  RECOGNITION

Net revenues from product sales are recognized upon the transfer of title and risk of ownership to customers. Allowances for estimated returns, discounts and doubtful accounts are provided when sales are recorded. Shipping and handling costs are included in the cost of sales. The Company also recognizes revenue from the sale and activation of wireless handsets at the time of activation or sale.

ACCOUNTS  RECEIVABLE

Accounts receivable are uncollateralized customer obligations due under the normal trade terms requiring payment within 45 days, depending on contractual terms. Customer account balances with invoices dated over 90 days old are considered delinquent. Unpaid accounts do not bear interest. Accounts receivable are stated at the amount billed to the customer. Payments of accounts receivable are allocated to the specific invoices identified on the customers remittance advice or if unspecified, are applied to the earliest unpaid balance.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimates of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed 90 days from the invoice date and based on an assessment of current credit worthiness estimates the portion, if any, of the balance that will not be collected.

INCOME  TAXES

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and the tax basis of assets and liabilities and are measured using the enacted tax rate and laws that will be in effect when the differences are expected to reverse. The measurement of the deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits that are not expected to be realized. The effect on deferred income tax assets and liabilities of a change in the tax rates is recognized in the period that such rate changes are enacted.

RECENT  ACCOUNTING  PRONOUNCEMENTS

In December 2004, the FASB issued Statement of Financial Accounting Standards, or SFAS, No. 123R "Share-Based Payment." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. SFAS 123R, replaces SFAS 123, Accounting for Stock Based Compensation and Supercedes APB opinion No.25, Accounting for Stock Issued to Employees. This guidance is effective as of the first interim or annual reporting period after December 15, 2005 for Small Business Filers. The adoption of SFAS 123 (R) is not expected to have a material effect on our financial position or operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29." The guidance in Accounting
Principles Board ("APB") Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in APB Opinion No. 29, however, included certain exceptions to that principle. SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 will be applied prospectively to nonmonetary asset exchange transactions in fiscal year 2006. The adoption of SFAS No. 153 is not expected to have a material effect on the Company's financial position or results of operations.

                                      35

In November 2004, the FASB issued SFAS No. 151 (SFAS 151), "Inventory Costs". SFAS 151 amends ARB No. 43, Chapter 4. This statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 is the result of a broader effort by the FASB and the IASB to improve financial reporting by eliminating certain narrow differences between their existing accounting standards. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS 151 will not have a material impact on the results of operations or financial position of the Company.

NOTE  2          GOING  CONCERN
                 --------------
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

At March 31, 2005 the Company continues to incur losses. For the three months ended March 31, 2005, the Company incurred a net loss of $770,987. This financial condition of the Company raise substantial doubt about its ability to continue as a going concern. As part of management's plans, management is seeking to raise additional capital to execute its business plans.

The Company will have to raise additional funds, either through debt or equity offerings, in order to implement its business expansion and acquisition strategies. The Company has engaged professional advisors for this purpose. There can be no assurance that the Company will be successful in its attempts to raise additional capital and become profitable or maintain itself as a going concern.

The financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE  3      PROPERTY  AND  EQUIPMENT
            ------------------------

Property  and  equipment  are  as  follows  at  March  31,  2005:


Office  furniture,  fixtures  and  equipment       $233,397

Less:  accumulated  depreciation                    (31,855)
                                                    --------
Net  property  and  equipment                      $201,542
                                                   ========

Depreciation expense for the three months ended March 31, 2005 and 2004 was $8,077 and $2,775 respectively.


NOTE  4       STOCK  FOR  SERVICES
              --------------------

During January 2005, the Company issued 2,030,000 shares of common stock for services pursuant to a Form S-8 registration. The shares were valued at fair market on the date it was agreed that the shares would be issued. The non-stock compensation expense of $294,350 has been charged to operations during the period and reported under Selling, General and Administrative Expenses.

NOTE  5     FINANCING  ACTIVITIES
            ---------------------
During the three months ended March 31, 2005, the Company issued 10,675,000 shares of common stock to a group of accredited investors in private placements at an average price of $.08 per share for gross proceeds of $769,460 after 10% commission and 3% expense fee. In accordance with the subscription agreement, the investors will receive two classes of warrants, called Series A and Series B warrants, for each share of common stock purchased. The A warrants have an exercise price of $0.08 and B warrants have an exercise price of $0.12. The Company filed the terms and conditions of the financing and registration rights in March of 2005 on Form 8-K. The funds raised in the private placement were primarily used for working capital, costs related to the opening of new locations and to reduce outstanding liabilities.

During the three months ended March 31, 2005, $51,017 worth of debentures was converted into 522,086 shares of stock relating to the Company's convertible debenture with Dutchess Private Equities Fund. The convertible debenture was fully extinguished during the period.

During the three months ended March 31, 2005, 2,085,426 shares of stock were issued relating to the Company's equity line of credit for proceeds of $270,994. Funds were used to repay outstanding notes.

As of March 31, 2005 there was a $56,000 receivable due from an investor relating to stock issued for the private placement. The receivable was collected in April of 2005.

                                     36
NOTE  6      NOTE  PAYABLE  -  DUTCHESS  PRIVATE  EQUITIES  FUND
             ---------------------------------------------------

The Company signed a short-term note payable to Dutchess Equities Fund, II L.P. in the amount of $500,000 plus a $100,000 premium. The note, dated January 10th, 2005 matures on August 10,2005. The note bears interest at 12% per annum. The note carries certain restrictions relating to additional financing and registration rights to certain shares issued to Dutchess. As of May 5th, 2005, the note and interest have been paid in full.

The note contained a stipulation that the Company would deliver 500,000 shares of common stock with "Piggy-Back" registration rights. In addition, the Company issued 250,000 shares of restricted common stock in March 2005 relating to loan inducements for a loan in 2004.

NOTE  7       EQUITY  LINE  OF  CREDIT
              ------------------------

The Company maintains an equity line of credit with Dutchess Private Equities Fund. The Company may cancel this line of credit at any time. The agreement provides for a maximum of $6,000,000 with 15,000,000 shares of common stock registered and available to repay credit line advances. As of March 31, 2005, 10,759,705 shares remain available under the terms of the equity line agreement. Shares are convertible based on 93% of the three day average of the lowest three out of five days subsequent to a put for funds.

NOTE  8       NOTES  PAYABLE  RELATED  PARTY  AND  INDIVIDUALS
              ------------------------------------------------

During the year ended December 31, 2004 the Company received loans from two of its officers and directors totaling $195,000 with an interest rate of 12% per annum. The funds were primarily used to finance acquisitions and to pay loans with Dutchess Private Equities Fund.

The notes contained a stipulation that each officer would receive shares of stock as an inducement to provide the financing. Combined restricted shares of 932,500 were issued to the officers and directors in March 2005.

Outstanding  Notes  Payable  at  March  31,  2005  consisted  of:

Unsecured outstanding demand note with interest at 8% per annum payable to an individual investor in the amount of $3,250.

Unsecured outstanding demand note with interest at 8% per annum payable to an officer in the amount of $1,867.

NOTE  9      CONTINGENCIES
             -------------

The Company did not have liability and workers compensation insurance for the three month period ended March 31, 2005. The Company is currently negotiating renewals of its liability and workers compensation policies and anticipates securing the necessary policies.

NOTE  10     WARRANTS  AND  OPTIONS
             ----------------------

The Company has a Non-Qualified Stock Option and Stock Grant Plan (the "Plan"), adopted in July 1997. For the three months ended March 31, 2005, the Company had not granted any options and currently intends to cancel the plan. Under the Company's Plan, the Company's Board of Directors has reserved 2,500,000 shares that may be granted at the Board of Directors' discretion. No option may be granted after July 27, 2007 and the maximum term of the options granted under the Plan is ten years. The effect of applying SFAS 123 on a pro forma basis was $0 in 2005 and 2004 because all of the options were granted and fully vested prior to 2003. Changes in options outstanding under the plan are summarized as follows:

                         Number  of  shares     Weighted  Average
                                                Exercise  Price
                         -----------------      ---------------
Outstanding  at  December
 31,  2004                  598,000              $      1.50
                         ----------------       --------------
Granted                        -                            -
Exercised                      -                            -
Forfeited                      -                            -
Outstanding  at  March  31,
 2005                      598,000              $         1.50
                        -----------------       --------------


The exercise price for all options is at or above the market value of the common stock as of the date of grant.

The  following  table  summarizes  information  about fixed price stock options:

OUTSTANDING  AND  EXERCISABLE
Weighted         Weighted        Weighted      Weighted
Average          Average         Average       Average
Exercise         Number          Contractual   Exercise
Price            Outstanding     Life          Price
===========      -----------     ----------    --------
0.81-1.38         4,000            6.1  years    $  1.14
1.50-  2.75      594,000            6.7  years    $  1.50
-----------      -----------     -----------   --------

The  following  details  warrants  outstanding  as  of  March  31,  2005:

During the three months ended March 31, 2005 the Company had 3,000,000 warrants outstanding relating to a dividend declared to stockholders of record on August 27, 2004. In accordance with the subscription agreement relating to the recent private placement the Company issued the following warrants. Investors will receive two classes of warrants, called Series A and Series B warrants, for each share of common stock purchased. The A warrants have an exercise price of $0.08 and B warrants have an exercise price of $0.12. The Company filed the terms and conditions of the financing and registration rights in March of 2005 on Form 8-K. The funds raised in the private placement were primarily used for working capital, costs related to the opening of new locations and to reduce outstanding liabilities




                                 2005       2005
                              Underlying  Exercise
                              Price        Shares
                              ==========  =========

Warrants issued during 2000    1,036,000  $    1.50
Warrants issued during 2004
(10% Warrant Div)              3,000,000  $    0.25
Warrants issued during 2004
and 2005(A and B Warrants)    28,987,500  $.08/$.12
                              ----------  ---------


NOTE  11     CONCENTRATIONS  OF  CREDIT  RISK
             --------------------------------

The Company's concentrations of credit risk consist principally of Accounts Receivable and Accounts Payable. The Company purchases approximately 90% of their wireless handsets and other supplies from two vendors who represent approximately 71% of accounts payable at March 31, 2005. Additionally, these same two vendors are also major customers of the Company who provide over 94% of revenue, and represent 100% of accounts receivable at March 31, 2005.

                     WHERE TO FIND MORE INFORMATION ABOUT US

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the 1933 Act with respect to the shares offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain certain information contained in Part II of the registration statement or filed as exhibits to the registration statement. We refer you to the registration statement and exhibits which may be inspected and copied at the Public Reference Department of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates. You can contact the Commission's Public Reference Department at (800) SEC-0330. The registration statement and exhibits also are available for viewing at and downloading from the EDGAR location within the SEC's internet website (http://www.sec.gov).

Our common stock is registered with the SEC under section 12(g) of the Securities Exchange Act of 1934. We file with the SEC periodic reports on Forms 10-KSB, 10-QSB and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. These filings may be viewed and downloaded from the SEC's internet website (http://www.sec.gov) at the EDGAR location. Also, we will provide copies of these documents and any exhibits to them, without charge to prospective investors upon request addressed to FTS Group, Inc., 7610 West Hillsborough Ave., Tampa, Florida 33615. We intend to send annual reports containing audited financial to the shareholders.

    CHANGES IN AND DISAGREMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

None of our principal independent accountants have resigned or declined to stand for re-election. We have dismissed our auditors in the last two years as described in our filings on Form 8-K.

                 INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Article VII in our Articles of Incorporation provides that we shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any legal proceeding against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts of omissions prior to such repeal or modification.

Article 7.1 of our By-Laws provides that we shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any proceeding (as hereinafter defined) against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding.

Under the foregoing provisions of our Articles of Incorporation and By-Laws, each person who is or was a director or officer shall be indemnified by us to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of FTS Group, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                 OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.


Filing  Fee--Securities  and  Exchange  Commission        $     150
Legal  Expenses                                           $  14,850
Accounting  Expenses                                      $   7,000
Blue  Sky  Fees  and  Expenses                            $   1,000
Printing  Expenses                                        $   1,000
Miscellaneous  expenses                                   $   1,000
                                                          ---------
              Total:                                     $   25,000




                  RECENT  SALES  OF  UNREGISTERED  SECURITIES

From the year ended December 31, 2002, we issued the following number of restricted shares of our common stock to the following individuals listed below.

STOCK  ISSUANCES  TO  MR.  SCOTT  GALLAGHER,  OUR  CHAIRMAN  AND  CEO
On November 12, 2002 we issued 833,333 shares of common stock for services rendered (accrued salary) to the Company valued at $.06 per share; - On November 26, 2002, we issued 387,500 shares of common stock for services rendered (Board Compensation) to the Company valued at $.08 per share. During August of 2004 we issued 625,000 restricted shares valued at $.20 per share to Mr. Gallagher in lieu of salary and bonus' for the entire year. During March of 2005 we issued 625,000 restricted shares to Mr. Gallagher as part of a $125,000 loan agreement entered into.

We believe such issuances were exempt from registration pursuant to Section 4(2) Of the Securities Act and any regulations promulgated thereunder, relating to Sales by an issuer not involving any public offering.

STOCK  ISSUANCES  TO  MR.  DAVID  RASMUSSEN,  DIRECTOR
- 75,000 shares of common stock for services rendered to the Company valued at $.08 per share (Board Compensation).
- 50,000 shares of common stock for services rendered to the Company valued at $.08 per share (Board Compensation).

We believe such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

STOCK  ISSUANCES  TO  MS.  LINDA  EHLEN,  DIRECTOR/CFO
- 166,666 shares of common stock for services rendered to the Company valued at $.06 per share; and
- 56,250 shares of common stock for services rendered to the Company valued at $.08 per share.
- 307,000 shares of common stock relating to a $61,800 loan agreement entered into.
- 200,000 shares of common stock for services rendered to the Company valued at $.10 per share.

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

..STOCK  ISSUANCES  TO  FORMER  DIRECTORS

Scott  McBride
- 125,000 shares of common stock for services rendered to the Company valued at $.06 per share;
- 300,000 shares of common stock which were purchase at $.05 per share for proceeds to the Company of $15,000; and
- 75,000 shares of common stock for services rendered to the Company valued at $0.08 per share (Board Compensation).

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

James  Gilligan
- 125,000 shares of common stock for services rendered to the Company valued at $.06 per share.
- 75,000 shares of common stock for services rendered to the Company valued at $.08 per share (Board Compensation).

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

Joseph  DeBerry/Roger  Burnett

In November of 2002, we issued 30,000 shares of common stock to two former directors for services rendered to the Company during 2001 valued at $.06 per share.
-  20,000  shares  to  Mr.  Joseph  DeBerry
-  10,000  shares  to  Mr.  Roger  Burnett

We believe such issuances were exempt from registration pursuant to Section 4(2) Of the Securities Act and any regulations promulgated thereunder, relating to Sales by an issuer not involving any public offering.

PRIVATE  PLACEMENT  SHARES
We issued an aggregate of 350,000 shares of common stock to three individuals who purchased shares in September 2002 at $.05 per share.

We issued 1,200,000 shares of restricted common stock to an accredited investor at $.08 per share during 2004 and 2005 for proceeds of $96,000.

We closed a private placement by issuing a total of 15,431,250 restricted common shares valued $.08 per share to a group of accredited investors. In accordance with the subscription agreement the investors will receive two classes, A and B warrants for each share purchased. The warrants are priced at $.12 and $.08. We filed the terms and conditions of the financing, including registration rights in March 2005 on Form 8K. Funds have been and will continue to be used to reduce debt, fund future acquisitions, and for general working capital purposes.

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

DUTCHESS  PRIVATE  EQUITIES  FUND,  LP
-     250,000  shares  were  purchased  at  $.05  per  share  in August of 2002
- 600,000 shares were issued valued at $.18 per share in August of 2002, relating to the proposed Equity Line.
- 250,000 shares were issued valued at $.10 per share relating to a $200,000 note agreement entered into during 2004.
- 500,000 shares were issued valued at $.10 per share relating to a $500,000 note agreement entered into during 2005.

Dutchess Private Equities Fund, LP had access to information that would be Included in a registration statement. Dutchess Private Equities Fund, LP is a sophisticated investor and is able to bear the economic risks of its investment.

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

SETH  FARBMAN,  LEGAL

- 100,000 shares were issued to Mr. Seth Farbman in August of 2002 valued at $.18 for legal services relating to our SB-2 filing.

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

THE FOLLOWING SHARE ISSUANCES WERE MADE TO OUR FORMER CHAIRMAN AND CEO MR. LEROY LANDHUIS DURING 2002.

LEASE  SETTLEMENT  AGREEMENT

-  January  11,  2002  433,333  valued  at  $.10  per  share
-  September  23,  2002  1,010,047  valued  at  $.14  per  share
-  November  26,  2002  322,160  valued  at  $.08  per  share

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.


CONVERTIBLE  DEBENTURES

During February 2003 the Company completed an additional debenture offering. Pursuant to a subscription agreement with Dutchess Private Equities Fund, LP ("Dutchess") the Company received $212,500 from the sale of 6% secured convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into the Company's common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The Company has registered the underlying shares on Form SB-2. As of December 31, 2004 and 2003 the amount of debentures outstanding was $100,493 and $450,586, respectively. During 2004 Dutchess converted $350,093 worth of debentures into 3,570,030 shares of stock.

                                    EXHIBITS
NUMBER  DESCRIPTION
------  -----------

2.1 Agreement and Plan of Merger between the Company and FTS Apparel, Inc., dated December 23, 2003 (included as Attachment A to the Definitive Proxy on Form DEF 14A filed January 9, 2004, and incorporated herein by reference).

3.1 Articles of Incorporation dated December 23, 2003 (included as Attachment B to the Definitive Proxy on Form DEF 14A filed January 9, 2004, and incorporated herein by reference).

3.2 Bylaws (included as Attachment C to the Definitive Proxy on Form DEF 14A filed January 9, 2004, and incorporated herein by reference).

4.1 Subscription Agreement Form (included as exhibit 10.1 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

4.2 Debenture Agreement between the Company and Dutchess Private Equities Fund, L.P., dated February 14, 2003 (included as exhibit 10.2 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

4.3 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, L.P., dated February 14, 2003 (included as exhibit 10.3 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

4.4 Debenture Exchange Agreement between the Company and Dutchess Private Equities Fund, L.P., dated February 14, 2003 (included as exhibit 10.5 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

4.5  Addendum  to  the  Subscription Agreement, dated July 21, 2003 (included as
Exhibit 10.1 to the Form 8-K filed July 22, 2003, and incorporated herein by reference).

4.6 Amended Debenture between the Company and Dutchess Private Equities Fund, L.P., dated February 14, 2003 (included as Exhibit 10.2 to the Form 8-K filed July 22, 2003, and incorporated herein by reference).

4.7 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, L.P., dated January 9, 2004 (filed as Exhibit 10.16 to the Form SB-2 filed January 28, 2004, and incorporated herein by reference).

4.8 Subscription Agreement Form (included as exhibit 10.1 to the Form 8-K filed March 24, 2005, and incorporated herein by reference).

4.9 A Warrant Form (included as exhibit 4.1 to the Form 8-K filed March 24, 2005, and incorporated herein by reference).

4.10 B Warrant Form (included as exhibit 4.2 to the Form 8-K filed March 24, 2005, and incorporated herein by reference).

4.11 Promissory Note between the Company and Dutchess Private Equities Fund, II, L.P., dated October 27, 2004 (filed herewith).

4.12 Promissory Note between the Company and Dutchess Private Equities Fund, II, L.P., dated January 10, 2005 (filed herewith).

5.1*   Legal  Opinion

10.1 Escrow Agreement between the Company and Dutchess Private Equities Fund, LP, dated February 14, 2003 (included as exhibit 10.4 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

10.2 Memorandum of Understanding between the Company and Malsha Imports, Inc., dated February 28, 2003 (included as Exhibit 10.11 to the Form SB-2/A filed September 15, 2003, and incorporated herein by reference).

10.3 Confidentiality and No Conflict Agreement between the Company and American Connections, LLC, dated February 28, 2003 (included as Exhibit 10.12 to the Form SB-2/A filed September 15, 2003, and incorporated herein by reference).

10.4 Authorized Subcontractor Agreement between the Company and American Connections, LLC, dated February 28, 2003 (included as Exhibit 10.13 to the
Form SB-2/A filed September 15, 2003, and incorporated herein by reference).

10.5  Lease  Agreement  between  the  Company  and American Connections Florida,
LLC, dated May 22, 2003 (included as Exhibit 10.14 to the Form SB-2/A filed September 15, 2003, and incorporated herein by reference).

10.6 Investment Agreement between the Company and Dutchess Private Equities Fund, LP, dated January 9, 2004 (included as exhibit 10.15 to the Form SB-2 filed January 28, 2004, and incorporated herein by reference).

10.7 Placement Agent Agreement between the Company, Dutchess Private Equities Fund, LP, and Charleston Capital Securities, dated January 9, 2004 (filed as
Exhibit 10.17 to the Form SB-2 filed January 28, 2004, and incorporated herein by reference).

10.8 Consulting Agreement between the Company and W. Scott McBride, dated January 15, 2004 (filed as exhibit 99.1 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.9  Corporate  Consulting  Agreement  between  the  Company  and  Theodore  J.
Smith, Jr., dated January 28, 2004 (filed as exhibit 99.2 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.10 Consulting Agreement between the Company and Mike DeGirolamo, dated January 5, 2004 (filed as exhibit 99.3 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.11 Consulting Agreement between the Company and Jeff Teischer, dated January 5, 2004 (filed as exhibit 99.4 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.12 Consulting Agreement between the Company and David Taylor, dated December 12, 2003 (filed as exhibit 99.5 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.13 Consulting Agreement between the Company and Pablo Oliva, dated November 12, 2003 (filed as exhibit 99.6 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.14 Consulting Agreement between the Company and Tommy Hollman, dated January 27, 2004 (filed as exhibit 99.7 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.15 Compensation Agreement between the Company, W. Scott McBride, David Rasmussen, James H. Gilligan, and Scott Gallagher, dated January 29, 2004 (filed as exhibit 99.8 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.16 Lease Agreement between the Company and Investments Limited, dated August 25, 2004 (filed as exhibit 10.1 to the Form 8-K filed September 9, 2004, and incorporated herein by reference).

10.17 Consulting Agreement between the Company and Pablo Oliva, dated October 26, 2004 (filed as exhibit 99.1 to the Form S-8 filed January 11, 2005, and incorporated herein by reference).

10.18 Corporate Consulting Agreement between the Company and Theodore J. Smith, Jr., October 26, 2004 (filed as exhibit 99.2 to the Form S-8 filed January 11, 2005, and incorporated herein by reference).

14.1 Corporate Code of Conduct and Ethics (filed as exhibit 14.1 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

23.1  Consent  of  WithumSmith+Brown, P.C.

23.2  Consent  of  Counsel  (contained  in  Exhibit  5.1)

*  To  be  filed  by  amendment

                                    UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include  any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Florida, on June 17, 2005.

                                 FTS Group, Inc.



                        By:/s/  Scott  Gallagher
                       -------------------------------------
                           Scott  Gallagher
                           Chief  Executive  Officer  and  Director


Signature                                      Date

/s/  Scott  Gallagher                          June  17,  2005
-------------------------                      ------------------
Scott  Gallagher,  Chief  Executive  Officer
and  Director

/s/  Linda  Ehlen                              June  17,  2005
-------------------------                      ------------------
Linda  Ehlen,  Chief  Financial  Officer
and  Principal  Accounting  Officer


/s/  David  R.  Rasmussen                      June  17,  2005
--------------------------                     ------------------
David  R.  Rasmussen,  Director